Exhibit 10.1

MERIDA MERGER CORP. I

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (the “Agreement”) is made as of January 11, 2022 (the “Effective Date”) by and among Merida Merger Corp. I, to be renamed Leafly Holdings, Inc., pursuant to the Agreement and Plan of Merger (as defined herein), a Delaware corporation (the “Company”), the persons and entities whose names are set forth on the signature pages hereto as “Purchasers” (individually, a “Purchaser” and collectively, the “Purchasers”), and for the limited purposes set forth herein, Merida Holdings, LLC, a Delaware limited liability company (the “Sponsor”), and, following the execution and delivery of the Joinder Agreement (as defined herein), Leafly, LLC, a Washington limited liability company (the “Guarantor”).

RECITAL

On the terms and subject to the conditions set forth herein, each Purchaser is willing to purchase from the Company, severally and not jointly, and the Company is willing to sell to each Purchaser, severally and not jointly, that principal amount of the Company’s 8.00% Senior Convertible Notes due 2025 (the “Notes”) shown on Schedule 1.1 attached hereto. On the Closing Date, promptly following the Effective Time (as defined in the Agreement and Plan of Merger) (the “Joinder Time”), (i) the Company will cause the Guarantor to fully and unconditionally guarantee the payment of the Company’s obligations under the Notes on a senior unsecured basis by executing a Notation of Guarantee (the “Notation of Guarantee”) substantially in the form attached hereto as Exhibit A and (ii) the Company will cause the Guarantor to execute and deliver a joinder agreement (the “Joinder Agreement”) substantially in the form attached hereto as Exhibit B, pursuant to which the Guarantor will agree to observe and fully perform all of the rights, obligations and liabilities contemplated under this Agreement as if it were an original signatory hereto.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the Company, each Purchaser and, as applicable, the Sponsor and Guarantor, intending to be legally bound, hereby agree as follows, provided that, notwithstanding anything in this Agreement to the contrary, the representations, warranties, authorizations, acknowledgments, covenants and agreements of the Guarantor contained in this Agreement shall not become effective until the delivery of the Joinder Agreement:

1.	Notes

1.1 Issuance of Notes. On the terms and subject to the conditions set forth herein, the Company shall sell and issue to each Purchaser, severally and not jointly, and each Purchaser shall purchase from the Company, severally and not jointly, Notes in the original principal amount set forth opposite such Purchaser’s name on Schedule 1.1 attached hereto at a price of 100% of the principal amount thereof. Each Purchaser’s obligations to purchase the Notes are several and not joint. The aggregate original principal amount for the Notes issued hereunder shall not exceed $30,000,000, all of which shall be funded in one closing as contemplated below.

1.2 Form of Notes. The Notes shall be issued in substantially the form attached hereto as Schedule 1.2 (the “Global Note”).

2.	Closing

2.1 Closing. Subject to Sections 2.2, 2.3 and 2.4, the sale and issuance of the Notes (the “Note Closing”) shall be held on the date of the closing (and immediately prior to) (the “Closing Date”) of the mergers contemplated by the Agreement and Plan of Merger dated as of August 9, 2021 and as amended on September 8, 2021 and January 11, 2022, between Merida Merger Corp. I, Leafly Holdings, Inc. and the other signatories thereto (the “Agreement and Plan of Merger” and the transactions contemplated by the Agreement and Plan of Merger, the “Transaction”). At the Note Closing, the Company shall deliver to each Purchaser the Notes in book entry form pursuant to the procedures of The Depository Trust Company (“DTC”) which will act as securities depository for the Notes, in the name of a custodian designated by the Purchaser (which custodian shall have properly posted a Deposit/Withdrawal At Custodian (“DWAC”) for release by the Company or its agent, as applicable, through the facilities of DTC), against receipt by the Company from such Purchaser, by wire transfer of immediately available funds, of the principal amount of Notes being purchased by such Purchaser (the “Purchase Price”); provided, however, that the aggregate principal amount of Notes purchased by such Purchaser pursuant to this Agreement shall not exceed the amount set forth opposite such Purchaser’s name on Schedule 1.1 attached hereto (the “Note Amount”).

2.2 Conditions of Each Party. The Note Closing shall be subject to the satisfaction or waiver by the Company, on the one hand, and each Purchaser, on the other, of the following conditions:

(a) all conditions precedent to the closing of the Transaction, including the approval of the Company’s stockholders shall have been satisfied or waived, as determined by the parties to the Agreement and Plan of Merger (other than those conditions under the Agreement and Plan of Merger which, by their nature, are to be fulfilled simultaneously with the closing of the Transaction), and the closing of the Transaction shall occur concurrently with or immediately following the Note Closing.

(b) no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining, prohibiting or enjoining consummation of the transactions contemplated hereby; and no such governmental authority shall have instituted or threatened in writing any proceeding seeking to impose any such restraint or prohibition.

2.3 Conditions of Purchaser. Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Note Closing shall be subject to the satisfaction or waiver by such Purchaser of the following additional conditions:

(a) The representations and warranties of the Company and the Guarantor, as applicable, contained in this Agreement and the Notation of Guarantee, shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, Material Adverse Effect, which representations and warranties shall be true and correct in all respects) when made and at the Note Closing as if made on the date thereof (except to the extent that any such representation or warranty expressly relates to a specified earlier date, in which case such representation or warranty shall be true and correct as of such earlier date).

(b) The Company and the Guarantor shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement, the Notes, the Joinder Agreement and the Notation of Guarantee (collectively, the “Notes Documents”) to which it is a party required to be performed or complied with by the Company or the Guarantor prior to or at such Note Closing or Joinder Time, as applicable, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof), no Default or Event of Default (each as defined in the Global Note) shall have occurred and be continuing.

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(c) The Company shall have delivered to such Purchaser an officer’s certificate, dated the date of the Note Closing, certifying that the conditions specified in Sections 2.3(a) and 2.3(b) have been satisfied and that there has not occurred any Material Adverse Effect (as defined in the Agreement and Plan of Merger) since December 31, 2020.

(d)  The Company shall have delivered to such Purchaser a certificate of its Secretary, dated the date of the Note Closing, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of this Agreement, (ii) the incumbency of the signatories of the Company, and (iii) such other items as the Purchasers may reasonably require to evidence the identity, authority and capacity of each Responsible Officers (as defined below) authorized to act as a Responsible Officer in connection with the Notes Documents to which it is a party.

(e) The Guarantor shall have delivered to such Purchaser a certificate of an officer, to be effective as of the Joinder Time, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Joinder Agreement and the Notation of Guarantee, (ii) the incumbency of the signatories of the Guarantor, and (iii) such other items as the Purchasers may reasonably require to evidence the identity, authority and capacity of the signatories of the Guarantor.

(f) Such Purchaser shall have received (i) an opinion dated the date of the Note Closing from Weil, Gotshal & Manges LLP, substantially in the forms attached hereto as Schedule 2.3(f) and (ii) an opinion dated as of the date of the Note Closing from a law firm or attorney reasonably satisfactory to Purchasers with respect to the Guarantor, in a form reasonably satisfactory to Purchasers giving customary opinions regarding the Notation of Guarantee and Joinder Agreement.

(g) Subject to Section 8.8, the Company shall have paid on or before the Note Closing the reasonable and documented fees, charges and disbursements of the Purchasers’ counsel to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Note Closing.

(h) At least five (5) Business Days (as defined in the Agreement and Plan of Merger) prior to the date of the Note Closing, each Purchaser shall have received written instructions signed by the chief financial officer, principal accounting officer, treasurer or controller of the Company (a “Senior Financial Officer” and, together with any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement, a “Responsible Officer”) on letterhead of the Company confirming (i) the name and address of the bank that should receive the purchase price for the Notes, (b) such bank’s ABA number and (c) the account name and number into which the purchase price for the Notes is to be deposited. Each Purchaser has the right, but not the obligation, upon written notice (which may be by email) to the Company, to elect to deliver a micro deposit (less than $50.00) to the account identified in the written instructions no later than two (2) Business Days prior to the Note Closing. If a Purchaser delivers a micro deposit, a Responsible Officer must verbally verify the receipt and amount of the micro deposit to such Purchaser on a telephone call initiated by such Purchaser prior to the Note Closing. The Company shall not be obligated to return the amount of the micro deposit, nor will the amount of the micro deposit be netted against the Purchaser’s purchase price of the Notes.

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(i) There shall have been no amendment, waiver or modification to the Agreement and Plan of Merger following the date hereof that would reasonably be expected to materially and adversely affect the Purchasers without such Purchaser’s prior written consent; provided that the Company may, in its sole discretion, waive the Minimum Cash Condition (as defined in the Agreement and Plan of Merger) and nothing in this Agreement shall give the Purchaser any right to consent to, receive information or otherwise contest such waiver.

(j) Each of the Company and the Purchasers shall have taken all actions necessary to ensure that the Notes are eligible at DTC on the Note Closing (provided such actions shall not result in changes to the economic terms of the Notes).

2.4 Conditions of the Company. The obligation of the Company to consummate the Note Closing shall be subject to the satisfaction or waiver by the Company of the additional conditions:

(a) all representations and warranties of the Purchasers contained in this Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which shall be true and correct in all respects) at and as of the Closing Date.

(b) the Purchasers shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with at or prior to the Note Closing.

2.5 Additional Deliverables. At the Note Closing (a) each Purchaser shall deliver to the Company (i) a wire transfer of funds in the amount of such Purchaser’s aggregate Note Amount for such Note Closing, (ii) a duly executed counterpart signature page to this Agreement, (iii) a duly completed and executed Internal Revenue Service Form W-9 or W-8, as applicable, and (iv) an updated Schedule 1.1 reflecting any assignments made pursuant to Section 8.2 prior to the Note Closing, any such Schedule 1.1 delivered pursuant to this clause (iv) shall automatically amend and restate the Schedule 1.1 attached hereto without any further action by the parties hereto; (b) the Company shall deliver to the Purchasers the Notes in book entry form pursuant to the DWAC procedures of DTC, free and clear of any liens or other restrictions (other than those arising under this Agreement, the Global Note or state or federal securities laws), in the name of a custodian designated by the Purchasers (which custodian shall have properly posted such DWAC for release by the Company or agent, as applicable through the facilities of DTC); and (c) Sponsor shall deliver duly executed Securities Transfer Agreements with respect to the Sponsor Shares and Private Placement Warrants to be transferred in accordance with Sections 5.1 and 5.2 and otherwise comply with its obligation to deliver the Sponsor Shares and Private Placement Warrants in accordance therewith. At the Joinder Time, the Company shall cause the Guarantor to deliver a duly executed Joinder Agreement and Notation of Guarantee to each Purchaser.

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3.	Representations, Warranties and Covenants of the Company

The Company hereby represents and warrants, as of the date hereof and as of the Note Closing to each Purchaser as set forth below. For purposes of this Section 3, the term “Company” shall refer to (x) with respect to the representation and warranties made as of the date hereof (except as provided in clause (y)), the Company and (y) with respect to representations and warranties in Sections 3.11, 3.12, 3.13, 3.14, 3.15, 3.16, 3.17, 3.18, 3.19, 3.20, and 3.21 made as of the date hereof and the representations and warranties made as of the Closing Date, the combined company after giving effect to the Transaction as of the Closing Date. Further, upon execution and delivery of the Joinder Agreement, the Guarantor hereby represents and warrants, as of the Joinder Time, to each Purchaser as follows:

3.1 Organization, Good Standing and Qualification.

(a) The Company and the Guarantor are each duly organized, validly existing and in good standing (to the extent such concept is applicable) as a corporation or limited liability company, as applicable, under the laws of its jurisdiction of organization and each has the requisite corporate or limited liability company power, as applicable, to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Company and the Guarantor are each duly qualified and authorized to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not reasonably be expected to have a Material Adverse Effect on the Company, the Guarantor or their respective businesses. “Material Adverse Effect,” as used in this Agreement, means (a) a Material Adverse Effect (as defined in the Agreement and Plan of Merger) together with (b) any event, circumstance, change, development, effect or occurrence that, would reasonably be expected to prevent, materially delay or materially impede or materially adversely affect (i) the performance by the Company or the Guarantor of their respective obligations, as applicable, under the Notes Documents, (ii) the rights and remedies of the Purchasers under the Notes Documents, or (iii) the legality, validity, binding effect or enforceability against the Company and the Guarantor of the Notes Documents to which they are a party.

3.2 Corporate Power.

(a) The Company will have at the Note Closing all requisite corporate power to execute and deliver the Notes Documents to which it is a party and to carry out and perform its obligations under the terms of the Notes Documents. The Company’s Board of Directors has approved the Notes Documents based upon a reasonable belief that the Notes are appropriate for the Company after reasonable inquiry concerning the Company’s financing objectives and financial situation after giving effect to the Transaction.

(b) The Guarantor will have at the Joinder Time all requisite limited liability company power to execute and deliver the Notes Documents to which it is a party and to carry out and perform each of its obligations under the terms of the Notes Documents to which it is a party.

3.3 Authorization.

(a) All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization, execution, delivery and performance of the Notes Documents to which it is a party and the performance of the Company’s obligations hereunder, including the issuance and delivery of the Notes and the reservation of the equity securities issuable upon conversion of the Notes (the “Conversion Shares”) has been taken or will be taken prior to the issuance of such Conversion Shares. The Notes Documents to which the Company is a party, when executed and delivered by the Company, shall constitute a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws. The Conversion Shares, when issued in compliance with the Notes, will be validly issued, fully paid and nonassessable and free of any liens or encumbrances and issued in compliance with all applicable federal and securities laws.

(b) All corporate action on the part of the Guarantor, its directors and its stockholders necessary for the authorization, execution, delivery and performance of the Notes Documents to which it is a party and the performance of the Guarantor obligations thereunder has been taken or will be taken prior to the delivery of the Notes Documents to which it is a party.

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3.4 Governmental and Third Party Consents.

(a) All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority or any other Person, required on the part of the Company in connection with the valid execution and delivery of this Agreement, the Joinder Agreement, the offer, sale or issuance of the Notes and the Conversion Shares or the consummation of any other transaction contemplated hereby shall have been obtained effective at the Note Closing, Joinder Time or, solely in the case of the conversion of the Notes, will be obtained prior to the issuance of the Conversion Shares, as applicable.

(b) All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority or any other Person, required on the part of the Guarantor in connection with the valid execution and delivery of the Joinder Agreement shall have been obtained effective at the Joinder Time.

3.5 Compliance with Laws. Neither the Company nor the Guarantor is in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties other than any such violation which would not reasonably be expected to have a Material Adverse Effect on the Company or the Guarantor. Notwithstanding the foregoing, the Company and the Guarantor do not make any statement or representation about the current inconsistencies between U.S. federal law and what is permitted by the laws of the states that permit the production, sale and/or use of cannabis, such as California, Washington and Colorado, or the laws of other countries, such as Canada, Germany, Israel, Uruguay, Spain and the Netherlands, regarding cannabis.

3.6 Compliance with Other Instruments.

(a) Assuming the truth and accuracy of the representations and warranties of the Purchasers set forth in Section 4 hereof, and the Sponsor set forth in Section 5 hereof, the execution, delivery and performance by the Company of the Notes Documents to which it is a party and the consummation of the transactions contemplated thereby will not violate the Company’s articles of incorporation or bylaws (the “Company Organizational Documents”), each as in effect on the Closing Date, or of any material judgment, decree, order or writ, other than such violation(s) that would not reasonably be expected to have a Material Adverse Effect on the Company. Without limiting the foregoing, the Company has obtained all waivers reasonably necessary with respect to any preemptive rights, rights of first refusal or similar rights, including any notice or offering periods provided for as part of any such rights, in order for the Company to consummate the transactions contemplated hereunder without any third party obtaining any rights to cause the Company to offer or issue any securities of the Company as a result of the consummation of the transactions contemplated hereunder.

(b) Assuming the truth and accuracy of the representations and warranties of the Purchasers set forth in Section 4 hereof, the Sponsor set forth in Section 5 hereof, the execution, delivery and performance by the Guarantor of the Notes Documents to which it is a party and the consummation of the transactions contemplated thereby, will not violate the Guarantor’s articles of formation or operating agreement (the “Guarantor Organizational Documents” and together with the Company Organizational Documents, the “Organizational Documents”), each as in effect as of the Joinder Time, or of any material judgment, decree, order or writ, other than such violation(s) that would not reasonably be expected to have a Material Adverse Effect on the Guarantor.

3.7 No “Bad Actor” Disqualification. The Company has exercised reasonable care to determine whether any Company Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii), as modified by Rules 506(d)(2) and (d)(3), under the Securities Act of 1933, as amended (the “Act”) (“Disqualification Events”). To the Company’s knowledge, no Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent required, with any disclosure obligations under Rule 506(e) under the Act. For purposes of the Note, “Company Covered Persons” are those persons specified in Rule 506(d)(1) under the Act; provided, however, that Company Covered Persons do not include (a) any Purchaser, or (b) any person or entity that is deemed to be an affiliated issuer of the Company solely as a result of the relationship between the Company and any Purchaser.

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3.8 Offering. Assuming the accuracy of the representations and warranties of the Purchasers set forth in Section 4 hereof, the offer, issue, and sale of the Notes and the Conversion Shares are and will be exempt from the registration and prospectus delivery requirements of the Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

3.9 Use of Proceeds. The Company shall use the proceeds of the Notes in connection with the Agreement and Plan of Merger and shall use any additional proceeds for general corporate purposes as it deems fit in its sole discretion.

3.10 Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or, to the Company’s or the Guarantor’s knowledge, currently threatened against the Company or the Guarantor that, to the Company’s or the Guarantor’s knowledge, would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company or the Guarantor.

3.11 Financial Condition. The Financial Statements (as defined in the Agreement and Plan of Merger) present fairly, in all material respects, the consolidated financial position, income (loss) and changes in equity of the Company and its Subsidiaries (as defined in the Agreement and Plan of Merger) as of the dates and for the periods indicated in the Financial Statements in conformity with GAAP (as defined in the Agreement and Plan of Merger) (except for the absence of footnotes or the inclusion of limited footnotes and other presentation items and normal year-end adjustments, none of which will be material) and were derived from, and accurately reflect in all material respects, the books and records of the Company and its Subsidiaries.

3.12 No Change. Since the Most Recent Financial Statements Date (as defined in the Agreement and Plan of Merger), there has not been any change, development, condition, occurrence, event or effect relating to the Company or any of its Subsidiaries that, individually or in the aggregate, resulted in, or would reasonably be expected to result in, a Material Adverse Effect.

3.13 No Default. Neither the Company nor the Guarantor is in default under or with respect to its Organizational Documents or, except for any such defaults that would not reasonably be expected either individually or in the aggregate to have a Material Adverse Effect, under or with respect to its Indebtedness (as defined in the Agreement and Plan of Merger). No Event of Default (as defined in the Global Note) has occurred and is continuing.

3.14 Intellectual Property.

(a) The Company or one of its Subsidiaries owns and has good and marketable title to, or a valid leasehold interest in or right to use, all of its material tangible assets or personal property, free and clear of all Liens (as defined in the Agreement and Plan of Merger) other than (i) Permitted Liens (as defined in the Agreement and Plan of Merger) and (ii) the rights of lessors under any Real Estate Lease Documents (as defined in the Agreement and Plan of Merger). The material tangible assets or personal property (together with the material Intellectual Property (as defined in the Agreement and Plan of Merger) rights and contractual rights) of the Company and its Subsidiaries (A) constitute all of the assets, rights and properties that are necessary in all material respects for the operation of the businesses of the Company and its Subsidiaries as they are now conducted, and taken together, are adequate and sufficient for the operation of the businesses of the Company and its Subsidiaries as currently conducted and (B) have been maintained in all material respects in accordance with generally applicable accepted industry practice and are in good working order and condition, except for ordinary wear and tear and as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

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(b) Schedule 5.14(a) of the Agreement and Plan of Merger sets forth, as of the date thereof, a true, correct and complete list of: (i) all Company Registered Intellectual Property (as defined in the Agreement and Plan of Merger) material to the Company or any of its Subsidiaries (specifying for each item, as applicable (A) the record owner, (B) the jurisdiction in which such item has been issued, registered or filed, (C) the issuance, registration or application date and (D) the issuance, registration or application number); and (ii) all material unregistered Trademarks (as defined in the Agreement and Plan of Merger) included in Owned Intellectual Property (as defined in the Agreement and Plan of Merger). All renewal, maintenance and other necessary filings and fees due and payable to any relevant Governmental Authority (as defined in the Agreement and Plan of Merger) or Internet domain name registrar to maintain all Company Registered Intellectual Property in full force and effect have been timely submitted or paid in full. All Company Registered Intellectual Property is subsisting and, to the knowledge of the Company, all issuances and registrations included in the Company Registered Intellectual Property are valid and enforceable in accordance with applicable Law (as defined in the Agreement and Plan of Merger).

(c) The Company or one of its Subsidiaries is the sole and exclusive owner of all right, title, and interest in and to all Owned Intellectual Property free and clear of all Liens (other than Permitted Liens), except where the failure to own any Owned Intellectual Property would not be material to the conduct and operation of the business of the Company or any of its Subsidiaries. The Company or one of its Subsidiaries has valid and enforceable rights to use, pursuant to a written license, sublicense, agreement or permission, all Licensed Intellectual Property (as defined in the Agreement and Plan of Merger), free and clear of all Liens (other than Permitted Liens), except where the failure to have valid and enforceable rights to use any Licensed Intellectual Property would not be material to the conduct and operation of the business of the Company or any of its Subsidiaries.

(d) To the knowledge of the Company, none of the Company or any of its Subsidiaries, the conduct of the business of the Company or any of its Subsidiaries or any Owned Intellectual Property has infringed, misappropriated (or constituted or resulted from a misappropriation of) or otherwise violated, or is infringing, misappropriating (or constitutes or results from the misappropriation of) or otherwise violating any Intellectual Property of any Person (as defined in the Agreement and Plan of Merger). Except as set forth on Schedule 5.14(c) of the Agreement and Plan of Merger, none of the Company or any of its Subsidiaries has received from any Person in the last year any written (or, to the knowledge of the Company, unwritten) notice, charge, complaint, claim or other assertion: (i) of any infringement, misappropriation or other violation of any Intellectual Property of any Person; (ii) inviting the Company or any of its Subsidiaries to take a license under any Intellectual Property of any Person (which could be reasonably construed as a claim of infringement); (iii) challenging the ownership, use, validity or enforceability of any material Owned Intellectual Property; or (iv) challenging the use by the Company or any Subsidiary of any material Licensed Intellectual Property. To the knowledge of the Company, no other Person has infringed, misappropriated, or violated, or is infringing, misappropriating, or violating, any material Owned Intellectual Property. No such claims have been made in writing against any Person by the Company or any of its Subsidiaries in the last three years. None of the Owned Intellectual Property is subject to any outstanding order, settlement, consent order or other disposition of any dispute that materially adversely restricts the use, transfer or registration of, or materially adversely affects the validity or enforceability of, such Owned Intellectual Property.

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(e) No past or present director, officer or employee of the Company or any of its Subsidiaries owns (or, to the knowledge of the Company, has made any written claim or asserted any right to any ownership interest, in or to) any Owned Intellectual Property material to the conduct and operation of the business of the Company or such Subsidiary. Each of the past and present directors, officers, employees, consultants and independent contractors of the Company or any of its Subsidiaries who has been or is engaged in creating or developing for or on behalf of the Company or any of its Subsidiaries any Intellectual Property material to the conduct and operation of the business of the Company or such Subsidiary in the course of such Person’s employment or engagement by the Company or such Subsidiary has executed a written agreement, pursuant to which such Person has (i) agreed to hold all confidential information of the Company or such subsidiary in confidence both during and after such Person’s employment or retention by the Company or such Subsidiary, as applicable, and (ii) presently assigned to the Company or one or more of its Subsidiaries all of such Person’s rights, title and interest in and to all such Intellectual Property created or developed for the Company or any of its Subsidiaries in the course of such Person’s employment or retention by the Company or such Subsidiary, as applicable (each, an “Invention Assignment Agreement”). To the knowledge of the Company, there is no material uncured breach by any such Person under any such Invention Assignment Agreement with respect to material Intellectual Property created or developed by such Person for or on behalf of the Company or any of its Subsidiaries.

(f) No funding, facilities or personnel of any Governmental Authority or any university, college, research institute or other educational institution has been or is being used to create, in whole or in part, any material Owned Intellectual Property.

(g) The Company and each of its Subsidiaries has taken adequate and commercially reasonable steps to maintain the secrecy and confidentiality of all material Trade Secrets (as defined in the Agreement and Plan of Merger) included in the Owned Intellectual Property and all Trade Secrets of any Person to whom the Company or any of its Subsidiaries has a confidentiality obligation with respect to such Trade Secrets. To the knowledge of the Company, no Trade Secret that is material to the business of the Company or any of its Subsidiaries has been authorized by the Company or any of its Subsidiaries to be disclosed or has been disclosed to any Person other than (i) pursuant to a written agreement adequately restricting the disclosure and use of such Trade Secret or (ii) to a Person who otherwise has a duty to protect such Trade Secret.

(h) None of the source code or related source code materials for any material Owned Company Software (as defined in the Agreement and Plan of Merger) has been licensed or provided to, or used or accessed by, any Person (other than employees, contractors or other service providers of the Company or any of its Subsidiaries who have entered into written agreements restricting the disclosure and use of such source code or related materials). None of the Company or any of its Subsidiaries is a party to any source code escrow Contract or any other Contract requiring the deposit of any source code or related source code materials for any material Owned Company Software. To the knowledge of the Company, no Person other than the Company and its Subsidiaries is in possession of, or has rights to possess, any source code or related source code materials for any material Owned Company Software.

(i) To the knowledge of the Company, the Company and each of its Subsidiaries have complied in the last three years, and do currently comply, with all material license terms applicable to any item of Open Source Software (as defined in the Agreement and Plan of Merger) that is or has been included, incorporated or embedded in, linked to, combined or distributed with, or used in the delivery or provision of any material Owned Company Software. No Open Source Software is or has been included, incorporated or embedded in, linked to, combined or distributed with or used in the delivery or provision of any material Owned Company Software, in each case, in a manner that requires or obligates the Company or any of its Subsidiaries to: (i) disclose, contribute, distribute, license or otherwise make available to any Person (including the open source community) any source code included in the material Owned Company Software; (ii) license any material Owned Company Software for making modifications or derivative works; (iii) disclose, contribute, distribute, license or otherwise make available to any Person any material Owned Company Software for no or nominal charge; or (iv) grant a license to, or refrain from asserting or enforcing, any of its material Patents (as defined in the Agreement and Plan of Merger).

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(j) To the knowledge of the Company, the Owned Company Software is free from any defect, virus or programming, design, or documentation error or corruptant that would have a material effect on the operation or use of the Owned Company Software. To the knowledge of the Company, none of the Owned Company Software: (i) contains any Contaminants (as defined in the Agreement and Plan of Merger); (ii) constitutes, contains or is considered “spyware” or “trackware” (as such terms are commonly understood in the software industry); (iii) records a user’s actions without such user’s knowledge; or (iv) employs a user’s Internet connection without such user’s knowledge to gather or transmit information on such user or such user’s behavior. The Company and each of its Subsidiaries implement and maintain in all material respects, and have during the last three years implemented and maintained in all material respects, industry standard procedures to mitigate against the likelihood that the Owned Company Software contains any Contaminant or other Software (as defined in the Agreement and Plan of Merger) routines or hardware components that permit unauthorized access to or disable, erase or otherwise harm Software, hardware or data.

(k) The Company or one of its Subsidiaries owns or has a valid right to access and use pursuant to a written agreement all IT Systems (as defined in the Agreement and Plan of Merger) in the manner in which they are currently accessed or used in the conduct of the business. To the knowledge of the Company, the IT Systems (i) are adequate in all material respects for the operation and conduct of the business of the Company and its Subsidiaries as currently conducted (it being understood that the Company and its Subsidiaries authorize projects to upgrade and improve certain IT Systems from time to time in the ordinary course of business) and (ii) do not contain any viruses, worms, Trojan horses, bugs, faults or other devices, errors, contaminants or effects that (A) materially disrupt or materially adversely affect the functionality of the IT Systems, except as disclosed in their documentation or (B) enable or assist any Person to access without authorization any IT Systems. To the knowledge of the Company, during the last year, there has been no unauthorized access to or breach or violation of any IT Systems, in each case, that has had a material adverse impact on the conduct and operation of the business of the Company or any of its Subsidiaries. In the last three years, there have been no failures, breakdowns, continued substandard performance, data loss, material outages, material unscheduled downtime or other adverse events affecting any such IT Systems that have caused or could reasonably be expected to result in the substantial disruption of or substantial interruption in or to the use of such IT Systems or the conduct and operation of the business of the Company or any of its Subsidiaries.

(l) Neither the execution and delivery of the Agreement and Plan of Merger or any of the other Transaction Agreements (as defined in the Agreement and Plan of Merger) nor the consummation of the transactions contemplated thereby (either alone or in combination with any other event) will result in: (i) the loss or impairment of, or any Lien on, any material Owned Intellectual Property or material Licensed Intellectual Property; (ii) the release, disclosure or delivery of any source code included in the material Owned Company Software to any Person; (iii) the grant, assignment or transfer to any other Person of any license or other right or interest under, to or in any material Owned Intellectual Property or material Licensed Intellectual Property; (iv) the payment of any additional consideration to, or the reduction of any payments from, any Person with respect to any Owned Intellectual Property or Licensed Intellectual Property; or (v) the breach of, or creation on behalf of any Person of the right to terminate or modify any Contract (as defined in the Agreement and Plan of Merger) relating to any material Owned Intellectual Property or material Licensed Intellectual Property.

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3.15 Taxes.

(a) All income and other material Tax Returns (as defined in the Agreement and Plan of Merger) required by Law to be filed by the Company or any of its Subsidiaries have been duly and timely filed (after giving effect to any valid extensions of time in which to make such filings) and all such Tax Returns are true, correct and complete in all material respects.

(b) All income and other material amounts of Taxes (as defined in the Agreement and Plan of Merger) due and payable by the Company or any of its Subsidiaries have been timely paid.

(c) Each of the Company and its Subsidiaries has (i) collected and withheld all material amounts of Taxes required to have been withheld or collected by it in connection with amounts paid to or by any employee, independent contractor, creditor, shareholder or any other third party, and (ii) remitted such amounts required to have been remitted to the appropriate Governmental Authority in material compliance with applicable Law.

(d) Neither the Company nor any of its Subsidiaries are currently engaged in any audit, administrative or judicial proceeding with a Governmental Authority with respect to material amounts of Taxes due from such entities. Neither the Company nor any of its Subsidiaries have received any written notice from a Governmental Authority of a proposed deficiency of any material amounts of Taxes due from such entities, which deficiency has not been paid or resolved. There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, Taxes of the Company or any of its Subsidiaries, and no written request for any such waiver or extension is currently pending (in each case, other than such waivers or extensions of time entered into the ordinary course of business).

(e) No written claim has been made by any Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not file a Tax Return that such entity is or may be subject to income or other material Taxes by, or required to file income or other material Tax Returns in, that jurisdiction, which claim has not been resolved. Neither the Company nor any of its Subsidiaries engages (or has engaged in the five years immediately prior to the date of the Agreement and Plan of Merger) in a trade or business or has (or has had in the five years immediately prior to the date of the Agreement and Plan of Merger) a permanent establishment in a country other than the country in which such entity is incorporated or otherwise organized.

(f) Neither the Company nor any of its Subsidiaries have been a party to any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

(g) There are no Liens for material amounts of Taxes on any of the assets of the Company or any of its Subsidiaries, other than Permitted Liens.

(h) Neither the Company nor any of its Subsidiaries have any liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law), or as a transferee or successor (except, in each case, under any agreements that are commercial contracts entered into in the ordinary course of business not primarily related to Taxes).

(i) Neither the Company nor any of its Subsidiaries are a party to, or bound by, any Tax allocation, Tax sharing or Tax indemnification agreements under which the Company or any of its Subsidiaries could be liable after the Closing Date for the Tax liability of any Person other than the Company or any of its Subsidiaries (except, in each case, for any such agreements that are commercial contracts entered into in the ordinary course of business not primarily relating to Taxes).

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(j) The Company has not been at any time during the five-year period ending on the Closing Date, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

(k) To the knowledge of the Company, there are no facts, circumstances or plans that, either alone or in combination, could reasonably be expected to prevent the Transactions (as defined in the Agreement and Plan of Merger) from qualifying for the Intended Tax Treatment (as defined in the Agreement and Plan of Merger).

(l) Neither the Company nor any of its Subsidiaries are bound with respect to any current or any future taxable period by any closing agreement (within the meaning of Section 7121 of the Code), private letter ruling, technical advice or other ruling or written agreement with a Governmental Authority, in each case, that could affect the liability for Taxes of the Company or any of its Subsidiaries following the Closing (as defined in the Agreement and Plan of Merger).

3.16 Investment Company Act. The Company is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

3.17 Subsidiaries. The Subsidiaries of the Company as of the date of the Agreement and Plan of Merger are set forth on Schedule 5.02 of the Agreement and Plan of Merger, including a description, in each case as of the date hereof, of the capitalization of each such Subsidiary and the names of the record owners of all securities and other equity interests in each Subsidiary. Each Subsidiary has been duly formed or organized and is validly existing under the Laws of its jurisdiction of incorporation or organization and has the organizational power and authority to own, lease and operate its assets and properties and to conduct its business as it is now being conducted, in each case, except where the failure to be so licensed or qualified or to have such power and authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Subsidiary is duly licensed or qualified and in good standing as a foreign corporation (or other entity, if applicable) in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, as applicable, except where the failure to be so licensed or qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The certificate of incorporation and bylaws (or analogous organizational documents) of each of the Company’s Subsidiaries previously made available by the Company to Parent (as defined in the Agreement and Plan of Merger) are true, correct, and complete and are in effect as of the date of the Agreement and Plan of Merger.

3.18 Certain Documents. The Company has delivered to the Purchaser a complete and correct copy of the Agreement and Plan of Merger, including any amendments, supplements or modifications with respect to any of the foregoing. The Agreement and Plan of Merger is the legal, valid and binding obligation of each party thereto, enforceable against each such party in accordance with its terms, in each case, except (i) as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting generally the enforcement of creditors’ rights, and (ii) the availability of the remedy of specific performance or injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought.

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3.19 Indebtedness. The Company has completed the Convertible Note Financing (as defined in the Agreement and Plan of Merger). Neither the Company nor its Subsidiaries are a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness (as defined in the Agreement and Plan of Merger) of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including its charter or any other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness (as defined in the Agreement and Plan of Merger) of the Company or such Subsidiary, other than the Convertible Note Financing.

3.20 Anti-Terrorism Law; Foreign Corrupt Practices Act.

(a) Neither the Company nor, to the knowledge of the Company, its Affiliates (as defined in the Agreement and Plan of Merger) is in violation of any applicable law relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), the Patriot Act, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), Part II.1 of the Criminal Code (Canada), the United Nations Act (Canada) and the Special Economic Measures Act (Canada).

(b) Neither the Company nor to the knowledge of the Company, any Affiliate or broker or other agent of the Company is acting or benefiting in any capacity in connection with the proceeds of the Notes currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or by any other Governmental Authority under applicable Anti-Terrorism Laws (collectively, “Sanctions”); and the Company will not directly or indirectly use the proceeds of the Notes or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person currently subject to Sanctions.

(c) Neither the Company nor, to the knowledge of the Company, any broker or other agent of the Company acting in any capacity in connection with the Notes (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in Section 3.20(b), (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or other applicable Anti-Terrorism Laws, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(d) Neither the Company nor any director or officer, nor to the knowledge of the Company, agent, employee or other Person acting, directly or indirectly, on behalf of the Company or any of its subsidiaries, has, in the course of its actions for, or on behalf of, the Company or any of its subsidiaries directly or indirectly (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 or the Corruption of Foreign Public Officials Act (Canada); or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

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3.21 Data Protection and Privacy Laws. The Company and its Subsidiaries (a) have complied at all times with applicable privacy and security laws, rules, regulations, governmental or industry-guidance and self-regulatory requirements (including but not limited to, the California Consumer Protection Act, the General Data Protection Regulation, the FTC’s Fair Information Practice Principles, Payment Card Information Data Security Standards, the Digital Advertising Alliance privacy programs, the Fair Credit Reporting Act, the Telephone Consumer Protection Act, the CAN-SPAM Act, and the Telemarketing Sales Rule) (“Privacy Laws”) other than any non-compliance that would not reasonably be expected to have a Material Adverse Effect and (b) represent and warrant that the Company’s and its Subsidiaries’ policies governing the collection, receipt, access, transfer, processing, use, storage, disclosure, disposal, and security of personal information (“Privacy Policies”) accurately and appropriately describe the Company’s and its Subsidiaries’ collection, receipt, access, transfer, processing, use, storage, disclosure, disposal, and security of personal information. The Company and its Subsidiaries have implemented, maintain and comply with an appropriate and comprehensive written information security program that complies with Privacy Laws and applicable contractual obligations, and has taken all steps reasonably necessary to protect personal information, IT assets, Intellectual Property, and other confidential or proprietary information against loss and unauthorized access, acquisition, use, modification, disclosure or other misuse and has taken measures to ensure third parties acting on Company or its Subsidiaries behalf provide similar safeguards. The Company’s and its Subsidiaries’ receipt, collection, monitoring, maintenance, creation, transmission, use, processing, analysis, disclosure, storage, disposal and security of personal information was, is, and at all times has complied in all material respects with (i) all contractual obligations applicable to the collection, use, storage, processing, access, transfer, disclosure and protection of personal information, (ii) applicable Privacy Laws, and (iii) all notices, consents, or disclosures that apply to the Company’s and its Subsidiaries’ receipt, access, use, processing, storage, and disclosure of personal information. The Company and its Subsidiaries have not experienced or been notified of any unauthorized acquisition of, access to, use of, temporary or permanent loss of or disclosure of personal information, Intellectual Property, or confidential information obtained from or on behalf of the Company or its customers and requiring notification to a government entity (collectively, a “breach of security”) pertaining to Company’s current security and vendor architecture. The Company and its Subsidiaries have not been notified by any third party vendor or service provider that such third party vendor or service provider has suffered a breach of security. The Company and its Subsidiaries, and its directors and officers, have not received any complaints, claims, or causes of action by any person arising out of or relating to any breach of security nor (i) are they or have they been under investigation or subject to any order or action by any governmental authority for an alleged or actual violation of any Privacy Laws; (ii) received any written notice that it is under an investigation by any governmental authority, consumer advocacy groups, industry or trade organizations, for a violation of any Privacy Laws; or (iii) is or has been subject to any action with respect to the loss, damage or unauthorized access, use, disclosure, modification or other misuse of personal information or confidential, non-public data or alleging non-compliance with Privacy Laws, and no such claim has been threatened in writing. The Company and its Subsidiaries do not collect, and have taken appropriate measures in compliance with the Children’s Online Privacy Protection Act and other Privacy Laws to ensure that it has not collected and will not collect, any personal information from children under the age of 13.

4.	Representations and Warranties of the Purchasers

Each Purchaser hereby represents and warrants to the Company, severally and not jointly, as follows:

4.1 Purchase for Own Account. Each Purchaser represents that it is acquiring the Notes (collectively, with the underlying Conversion Shares, the “Securities”) solely for such Purchaser’s own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, in each case, in contravention of the Act, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention, in each case, in contravention of the Act.

4.2 Information and Sophistication. Without lessening or obviating the representations and warranties of the Company set forth in Section 3 hereof, each Purchaser hereby: (a) acknowledges that it has received all documents and other information, requested by it, to make an informed decision with respect to the purchase of the Notes, (b) represents that such Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given the Purchaser and (c) represents that such Purchaser has such knowledge and experience in financial and business matters that such Purchaser is capable of evaluating the merits and risks of such investment. Such Purchaser has furnished or made available any and all information requested by the Company or otherwise necessary to satisfy any applicable verification requirements as to accredited investor status. Any such information is true, correct, timely and complete. The residency of the Purchaser (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth beneath such Purchaser’s name on Schedule 1.1 hereto.

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4.3 Ability to Bear Economic Risk. Each Purchaser acknowledges that investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities and bear the economic risk of such investment for an indefinite period of time and to suffer a complete loss of its investment.

4.4 Further Limitations on Disposition. The Purchaser understands that the Securities are being offered in a transaction not involving any public offering within the meaning of the Act and that the Securities have not been registered under the Act. The Purchaser understands that the Securities may not be resold, transferred, pledged or otherwise disposed of by the Purchaser absent an effective registration statement under the Act, except (i) to the Company or a Subsidiary thereof, or (ii) pursuant to an applicable exemption from the registration requirements of the Act, and, in each case, in accordance with any applicable securities laws of the applicable states, other jurisdictions of the United States and other applicable jurisdictions, and that any book-entry position or certificates representing the Securities shall contain a restrictive legend to such effect. The Purchaser understands and agrees that the Notes and the Conversion Shares will be subject to transfer restrictions under applicable securities laws and, as a result of these transfer restrictions, the Purchaser may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Notes and the Conversion Shares and may be required to bear the financial risk of an investment in the Securities for an indefinite period of time. Without limiting any other exemptions that may be available to the Purchaser, the Purchaser understands and agrees that the Notes will not be immediately eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Act until at least one year from the Closing Date. The Purchaser understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Notes and the Conversion Shares. The Global Note and the Conversion Shares shall contain notations included in the form of Global Note attached as Schedule 1.2 to the extent required by Annex A to the Global Note.

4.5 Accredited Investor Status. Each Purchaser is an “accredited investor” as such term is defined in Rule 501 under the Act.

4.6 No “Bad Actor” Disqualification. Each Purchaser represents and warrants that neither (a) the Purchaser, (b) any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members nor (c) any entity that controls the Purchaser or is under the control of, or under common control with, the Purchaser, is subject to any Disqualification Event, except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Act and disclosed in writing in reasonable detail to the Company. Each Purchaser represents that the Purchaser has exercised reasonable care to determine the accuracy of the representation made by the Purchaser in this paragraph, and agrees to notify the Company if the Purchaser becomes aware of any fact that makes the representation given by the Purchaser hereunder inaccurate.

4.7 Foreign Purchaser. Each Purchaser that is a foreign person or a US subsidiary or affiliate of a foreign parent company (a “Foreign Purchaser”) shall notify the Company of its status as a Foreign Purchaser and the aggregate number of shares of the Company’s capital stock and any security held, directly or indirectly, by the Foreign Purchaser that is convertible into shares of the Company’s capital stock.

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4.8 Forward-Looking Statements. With respect to any forecasts, projections of results and other forward-looking statements and information provided to each Purchaser, each Purchaser acknowledges that such statements were prepared based upon assumptions deemed reasonable by the Company at the time of preparation. There is no assurance that such statements will prove accurate, and the Company has no obligation to update such statements.

4.9 Further Assurances. Each Purchaser agrees and covenants that at any time and from time to time it will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Agreement and to comply with state or federal securities laws or other regulatory approvals.

5.	Sponsor Shares and Private Placement Warrants; Representations and Warranties of the Sponsor

5.1 Sponsor Shares. Concurrent with the Note Closing, Sponsor shall transfer and deliver to the Purchasers or their designees as set forth on Schedule 1.1 prior to the Note Closing, an upfront fee of 1.25% of the aggregate principal amount of the Notes issued pursuant to this Agreement as consideration for the commitments to purchase the Notes pursuant to this Agreement, payable in the form of 37,500 shares of common stock that were issued to the Sponsor prior to the initial public offering of the Company (the “Sponsor Shares”). The Sponsor shall transfer the Sponsor Shares as provided above as a condition to the Note Closing pursuant to Section 2.5 and the securities transfer agreement in the form attached hereto as Schedule 5.1 (the “Securities Transfer Agreement”).

5.2 Private Placement Warrants. Concurrent with the Note Closing, the Sponsor shall transfer and deliver to the Purchasers or their designees as set forth on Schedule 1.1 hereto as a condition precedent to the Note Closing pursuant to Section 2.5 the number of Private Placement Warrants that is equal to 10,000 warrants for every $1,000,000 in aggregate principal amount of Notes purchased, such Private Placement Warrants being issued to the Sponsor in connection with the initial public offering of the Company; each whole Private Placement Warrant is exercisable to purchase one share of Common Stock at an exercise price of $11.50 per share of Common Stock (the “Private Placement Warrants”). The Private Placement Warrants will be transferred at the Note Closing pursuant to the Securities Transfer Agreement.

5.3 Authorization. All corporate action on the part of the Sponsor, its directors and its members necessary for the authorization, execution, delivery and performance of the Agreement and the Sponsor’s obligations pursuant to Section 5.1 and Section 5.2 above, including the transfer and delivery of the Sponsor Shares and Private Placement Warrants has been taken or will be taken prior to the transfer of such Sponsor Shares and Private Placement Warrants. This Agreement and the Securities Transfer Agreements, when executed and delivered by the Sponsor, shall constitute valid and binding obligations of the Sponsor enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws. The Sponsor Shares, when issued in compliance with the provisions of this Agreement and the Securities Transfer Agreements will be validly issued, fully paid and nonassessable and free of any liens or encumbrances and issued in compliance with all applicable federal and securities laws.

5.4 Organization, Good Standing and Qualification. The Sponsor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Sponsor is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Sponsor or its business.

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5.5 Corporate Power. The Sponsor will have at the Note Closing all requisite corporate power to execute and deliver this Agreement and the Securities Transfer Agreements (collectively, the “Sponsor Documents”) and to carry out and perform its obligations under the terms of this Agreement and under the terms of each Securities Transfer Agreement. The Sponsor’s Board of Directors has approved the Sponsor Documents based upon a reasonable belief that this Agreement and the Securities Transfer Agreements are appropriate for the Company after reasonable inquiry concerning the Company’s financing objectives and financial situation.

5.6 Compliance with Other Instruments. Assuming the truth and accuracy of the representations and warranties of the Purchasers set forth in Section 4 hereof, and the Company set forth in Section 3 hereof, the execution, delivery and performance by the Sponsor of the Sponsor Documents and the consummation of the transactions contemplated thereby will not violate the Sponsor’s certification of formation and limited liability company agreement, each as in effect on the Effective Date, or of any material judgment, decree, order or writ, other than such violation(s) that would not have a material adverse effect on the Sponsor. Without limiting the foregoing, the Sponsor has obtained all waivers reasonably necessary with respect to any preemptive rights, rights of first refusal or similar rights, including any notice or offering periods provided for as part of any such rights, in order for the Sponsor to consummate the transactions contemplated hereunder without any third party obtaining any rights to cause the Sponsor to offer or issue any securities of the Sponsor as a result of the consummation of the transactions contemplated hereunder.

6.	Further Agreements

6.1 Trust Account Waiver. Each Purchaser hereby acknowledges that the Company has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the Company’s public stockholders and certain other parties (including the underwriters of the IPO). For and in consideration of the Company entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser hereby (i) agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account, and shall not make any claim against the Trust Account, regardless of whether such claim arises as a result of, in connection with or relating in any way to this Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”), (ii) irrevocably waives any Released Claims that it may have against the Trust Account now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company, and (iii) will not seek recourse against the Trust Account for any reason whatsoever; provided however, that nothing in this Section 6 shall be deemed to limit any Purchaser’s right to distributions or redemptions from the Trust Account in accordance with the Company’s amended and restated certificate of incorporation in respect of any redemptions by the Purchaser of its shares of public Common Stock of the Company acquired by any means other than pursuant to this Agreement. The Purchaser agrees not to seek recourse or make or bring any action, suit, claim or other proceeding against the Trust Account as a result of, or arising out of, this Agreement, the transactions contemplated hereby or the Notes regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability. Each Purchaser acknowledges and agrees that it shall not have any redemption rights with respect to the Notes pursuant to the Company’s organizational documents in connection with the Transaction or any other business combination, any subsequent liquidation of the Trust Account, the Company or otherwise, except as to be set forth in this Agreement and the Global Note attached hereto. In the event a Purchaser has any claim against the Company as a result of, or arising out of, this Agreement, the transactions contemplated hereby or the Notes, it shall pursue such claim solely against the Company and its assets outside the Trust Account and not against the Trust Account or any monies or other assets in the Trust Account.

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6.2 No Short Sales. The Purchaser agrees that, from the date hereof and for the six (6) month period following the Closing Date, none of the Purchaser or any person or entity acting on behalf of the Purchaser or pursuant to any understanding with the Purchaser will engage in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or similar instrument, including without limitation equity repurchase agreements and securities lending arrangements, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale, loan, pledge or other disposition or transfer (whether by the Purchaser or any other person), in each case, solely to the extent it has the same economic effect as a “short sale” (as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act), of any economic consequences of ownership (excluding, for the avoidance of doubt, any consequences resulting solely from foreign exchange fluctuations), in whole or in part, directly or indirectly, physically or synthetically, of any shares or any securities of Company, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of securities of the Company, in cash or otherwise, or to publicly disclose the intention to undertake any of the foregoing; provided, however, that the provisions of this Section 6.2 shall not apply to long sales (including sales of securities held by the Purchaser, its controlled affiliates or any person or entity acting on behalf of the Purchaser or any of its controlled affiliates prior to the date hereof and securities purchased by the Purchaser in the open market after the date hereof) other than those effectuated through derivative transactions and similar instruments; and provided, further, that this Section 6.2 shall not apply to any subsequent purchaser that acquires Notes following the Closing Date.

6.3 Confidentiality. Each Purchaser agrees that such Purchaser will keep confidential and will not disclose, divulge, or use for any purpose (other than to evaluate such Purchaser’s participation in the transactions contemplated by this Agreement) any confidential information obtained from the Company in connection with this Agreement and the transactions contemplated hereby, unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 6.3 by such Purchaser), (b) is or has been independently developed or conceived by such Purchaser without use of the Company’s confidential information, or (c) is or has been made known or disclosed to such Purchaser by a third party without the Purchaser being aware of a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that a Purchaser may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals (collectively, “Representatives”) to the extent necessary to obtain their services solely in connection with such Purchaser’s investment in the Company, (ii) to any existing affiliate, partner, member, stockholder, or wholly owned subsidiary of such Purchaser in the ordinary course of business; or (iii) to the extent requested or required by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), including any regulatory filings, (iv) to any other Purchaser, (v) in connection with the exercise of any remedies hereunder or under any other Note Document or any action or proceeding relating to this Agreement or any other Note Document or the enforcement of rights hereunder or thereunder, (vi) to (A) any actual or prospective assignee of a Purchaser, assignee or successor of a Purchaser, or pledgee of or participant in any of its rights or obligations under this Agreement, or (B) any counterparty to any subordination agreement to the extent required by the provisions of such subordination agreement, and to the Representatives of the foregoing parties in clauses (A) and (B), (vii) with the prior written consent of the Company, or (vii) as may otherwise be required by applicable law; provided, that (x) to the extent allowed by applicable law, such Purchaser promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure, and (y) in the case of clauses (ii), (iv) and (vi) that such Purchaser informs such Person that such information is confidential and each such Person agrees in writing to be bound by obligations at least as restrictive as those set forth in this Section 6.3 with respect to such information.

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6.4 Agent. Each Purchaser agrees that the Company may retain an agent to perform administrative functions in connection with the Notes, including but not limited to establishing a register, acting as agent for payment, conversion, redemption, offers to purchase, interfacing with the Depositary or other similar functions, by written instrument and without the prior consent of the Purchasers.

7.	Registration Rights

7.1 The Company will file with the Securities and Exchange Commission (the “SEC”) a registration statement (the “Registration Statement”) registering the resale of the number of shares of Common Stock issuable upon conversion of the aggregate principal amount of the Notes at the Conversion Price (the “Registrable Shares”) within forty-five (45) calendar days after the Closing Date, and it shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than sixty (60) days after the filing thereof (or ninety (90) days after the filing thereof if the SEC notifies the Company that it will “review” the Registration Statement). The Company shall provide a draft of the Registration Statement to the Purchaser for review at least five (5) days in advance of the filing of the Registration Statement. The Company agrees to cause such Registration Statement, or another shelf registration statement that includes the Registrable Shares, to remain effective until the date on which the Purchaser ceases to hold any Registrable Shares issued pursuant to this Purchase Agreement. Notwithstanding the foregoing, if the SEC prevents the Purchaser from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Registrable Shares by the applicable shareholders or otherwise, such Registration Statement shall register for resale such number of Registrable Shares which is equal to the maximum number of Registrable Shares as is permitted by the SEC. In such event, the number of Registrable Shares to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders. In such event, the number of Registrable Shares to be registered for each Purchaser named in the Registration Statement shall be reduced pro rata among all such Purchasers.  If the SEC requests that a Purchaser be identified as a statutory underwriter in the Registration Statement, such Purchaser will have an opportunity to withdraw from the Registration Statement. The Company may amend the Registration Statement so as to convert the Registration Statement to a Registration Statement on Form S-3 at such time after Company becomes eligible to use such Form S-3. For as long as the Registration Statement shall remain effective pursuant to the immediately preceding sentence, and for so long as the Company remains a reporting company under the Exchange Act, the Company will use commercially reasonable efforts to file all reports, and provide all customary and reasonable cooperation, necessary to enable the undersigned to resell the Registrable Shares pursuant to the Registration Statement, qualify the Registrable Shares for listing on the applicable stock exchange on which the Company’s shares of Common Stock are then listed, and update or amend the Registration Statement as necessary to include the Registrable Shares. For purposes of clarification, any failure by the Company to file the Registration Statement by the filing deadline set forth in the Section or to have such Registration Statement effective by the effectiveness date as set forth above shall not otherwise relieve the Company of its obligations to file or effect the Registration Statement set forth in this Section 7.1.

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7.2 The Purchaser acknowledges and agrees that the Company may delay the filing or suspend the use of the Registration Statement if the Company determines that in order for such registration statement not to contain a material misstatement or omission, an amendment thereto would be needed, or if such filing or use could materially affect a bona fide business or financing transaction of the Company, would require premature disclosure of information that would adversely affect the Company that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act or would require the inclusion of financial statements that are unavailable to the Company for reasons beyond the Company’s control (each such circumstance, a “Suspension Event”); provided, that, (I) the Company shall not so delay filing or so suspend the use of the Registration Statement for a period of more than forty five (45) total calendar days during any twelve (12) month period and (II) the Company shall use commercially reasonable efforts to make such Registration Statement available for the sale by the Purchaser of such securities as soon as practicable thereafter; provided, further that notwithstanding clause (I), (i) if the Company is unable to file the Registration Statement or have it declared effective, as applicable, prior to the date on which the Company’s financial statements for the nine months ended September 30, 2021 become stale, the Company shall be permitted to delay the filing of the Registration Statement, or any required amendment to the Registration Statement to include the audited financial statements of the Company for the year ended December 31, 2021, until the Company would be required to file its Annual Report on Form 10-K for the year ended December 31, 2021, and (ii) if the Company is required to file a post-effective amendment to the Registration Statement in order to include the audited consolidated financial statements of Leafly Holdings, Inc. for the year ended December 31, 2021 and update certain disclosures in connection therewith, the use of Registration Statement prior to the SEC’s declaration of the effectiveness of the post-effective amendment shall be suspended (together with clause (i), the “Anticipated Suspension Events”); the Purchasers agree that the occurrence of the Anticipated Suspension Events shall not count toward the forty five (45) total calendar day period set forth in clause (I) above. The Company will provide a Purchaser with written notice of the occurrence of any Suspension Event (which notice shall not contain material non-public information). If so directed by the Company, the Purchaser will destroy all copies of the prospectus covering the Registrable Shares in the Purchaser’s possession; provided, however, that this obligation to destroy all copies of the prospectus covering the Registrable Shares shall not apply (x) to the extent the Purchaser is required to retain a copy of such prospectus (A) in order to comply with applicable legal or regulatory requirements or (B) in accordance with a bona fide pre-existing document retention policy or (y) to copies stored electronically on archival servers as a result of automatic data back-up. The Company’s obligations to include the Registrable Shares issued pursuant to the Notes for resale in the Registration Statement are contingent upon the Purchaser furnishing in writing to the Company such information regarding the Purchaser, the securities of the Company held by the Purchaser and the intended method of disposition of such Registrable Shares, which shall be limited to non-underwritten public offerings, as shall be reasonably requested by the Company to effect the registration of such Registrable Shares, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling shareholder in similar situations. At its expense, the Company shall advise a Purchaser promptly: (A) of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose; (B) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (C) subject to the provisions in this Agreement, of the occurrence of a Suspension Event or any other event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading. Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising a Purchaser of such events, provide a Purchaser with any material, nonpublic information regarding the Company other than to the extent that providing notice to a Purchaser of the occurrence of such events. At its expense, the Company shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable, and upon the occurrence of any event contemplated above (other than a permitted Suspension Event), the Company shall use its commercially reasonable efforts to, as soon as reasonably practicable, prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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7.3 “Registrable Shares” shall have the meaning ascribed thereto in Section 7.1 above, provided that such shares shall cease to be Registrable Shares when: (i) a Registration Statement with respect to the sale of such shares shall have become effective under the Securities Act and such shares shall have been sold, transferred, disposed of or exchanged by the applicable Purchaser in accordance with such Registration Statement; (ii) such shares shall have ceased to be outstanding; (iii) such shares have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction; or (iv) any of such shares may be sold without volume or manner of sale limitations pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”). The Purchaser agrees to disclose its, his or her ownership to the Company upon request to assist it, in making the determination with respect to Rule 144 described in clause (iv) above.

7.4 The Company shall, at its sole expense, upon appropriate notice from a Purchaser stating that Registrable Shares of such Purchaser has been sold or transferred pursuant to an effective Registration Statement, timely prepare and deliver certificates or evidence of book-entry positions representing the shares of the Registrable Shares to be delivered to a purchaser or transferee (or its nominee or custodian) pursuant to such Registration Statement, which certificates or book-entry positions shall be free of any restrictive legends and in such denominations and registered in such names as such Purchaser may request.

7.5 Each Purchaser may deliver written notice (an “Opt-Out Notice”) to the Company requesting that such Purchaser not receive notices from the Company otherwise required by this Section 7; provided, however, that such Purchaser may later revoke any such Opt-Out Notice by giving written notice to Company. Following receipt of an Opt-Out Notice from a Purchaser (unless subsequently revoked), (i) the Company shall not deliver any such notices to such Purchaser and such Purchaser shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to a Purchaser’s intended use of an effective Registration Statement, such Purchaser will notify the Company in writing at least two (2) Business Days in advance of such intended use, and if a notice of a Suspension Event was previously delivered and the related suspension period remains in effect, the Company will so notify such Purchaser, within one (1) business day of such Purchaser’s notification to the Company, by delivering to such Purchaser a copy of such previous notice of Suspension Event, and thereafter will provide such Purchaser with the related notice of the conclusion of such Suspension Event immediately upon its availability.

7.6 The Company shall indemnify, defend and hold harmless each Purchaser (if such Purchaser is named as a selling shareholder under the Registration Statement), the officers, directors and agents of each of them, and each person who controls such Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the fullest extent permitted by applicable law, from and against any and all losses, as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except insofar as the loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such filing in reliance upon and in conformity with information furnished in writing to the Company by such Purchaser expressly for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Registrable Shares by such Purchaser.

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7.7 Each Purchaser that acquires Registrable Shares in connection with this Agreement shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, and each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all losses, as incurred, arising out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding such Purchaser furnished in writing to the Company by such Purchaser expressly for use therein; provided, however, that the indemnification contained in this Section 7.7 shall not apply to amounts paid in settlement of any losses if such settlement is effected without the consent of such Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed). In no event shall the liability of any Purchaser be greater in amount than the dollar amount of the net proceeds received by such Purchaser upon the sale of the Registrable Shares giving rise to such indemnification obligation. Each Purchaser shall notify the Company promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 7.7 of which the Purchaser is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Registrable Shares by the Purchaser.

7.8 Any person or entity entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one (1) counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement), which settlement shall not include a statement or admission of fault and culpability on the part of such indemnified party, and which settlement shall include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

7.9 The indemnification provided for under this Section shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of securities.

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7.10 If the indemnification provided under this Section from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, that the liability of a Purchaser shall be limited to the net proceeds received by such Purchaser from the sale of Registrable Shares giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in this Section 7, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.

7.11 The Company further agrees that it shall take such further action as any Purchaser may reasonably request, all to the extent required from time to time to enable such Purchaser to sell shares of Common Stock held by such Purchaser without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the request of any Purchaser, the Company shall deliver to such Purchaser a written certification of a duly authorized officer as to whether it has complied with such requirements.

7.12 Notwithstanding anything to the contrary in the foregoing, this Section 7 and all the Company’s obligations under Section 7 shall terminate upon the earlier of (i) the sixtieth (60th) calendar day immediately following the Maturity Date (as defined in the Global Note) and (ii) the date as of which no Registrable Securities remain outstanding, except that the obligations of the Company and the Purchaser under Sections 7.6, 7.7, 7.8, 7.9, and 7.10 shall survive the termination of this Section 7.

8.	Miscellaneous

8.1 Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement

8.2 Assignment. The Purchaser may, at any time until two (2) Business Days prior to the Note Closing, assign their rights under this Agreement to any other Person, provided that such Person shall execute any form of joinder to this Agreement as may be reasonably requested by the Company.

8.3 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in the federal courts of the United States of America or the courts of the State of New York, in each case, located in the Borough of Manhattan in The City of New York. Each party hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereby irrevocably waives any right it may have, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection with or arising out of this Agreement or any transaction contemplated hereby.

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8.4 Counterparts; Manner of Delivery. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

8.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.6 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at Jackson St., Suite 531, Seattle, WA 98104, legal@leafly.com, yoko.miyashita@leafly.com and kimberly.boler@leafly.com with a copy to Weil, Gotshal & Manges LLP, 201 Redwood Shores Parkway, Redwood Shores, California or kyle.krpata@weil.com, and to Purchaser at the address(es) set forth on the signature pages attached hereto or at such other address(es) as the Company or Purchaser may designate by ten (10) days’ advance written notice to the other parties hereto.

8.7 Modification; Waiver. Except as provided in Section 2.5(a)(iv) with respect to Schedule 1.1 hereto, no modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by the Company and the Purchasers purchasing at least a majority of the Notes. Any provision of the Notes may be amended or waived by written consent of the Company and the majority of the then outstanding principal amount of the Notes held by Purchasers party hereto.

8.8 Expense Reimbursement. The Company agrees: (a) to pay or reimburse the Purchasers for all reasonable third-party, out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Note Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all reasonable and documented attorney costs; provided that the attorney costs for the development, preparation, negotiation and execution of this Agreement and the other Note Documents shall not exceed $250,000 and (b) to pay or reimburse all reasonable and documented out-of-pocket legal fees and legal expenses reasonably incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Note Documents (including all reasonable and documented out-of-pocket legal fees and expenses incurred during any “workout” or restructuring in respect of the obligations under the Notes and during any legal proceedings, including any proceeding under bankruptcy or insolvency laws). Any amounts due under clause (a) of this Section 8.8 that are required to be paid on the Note Closing shall be invoiced at least one (1) Business Day prior to the Note Closing. All amounts otherwise due under clause (b) of this Section 8.8 shall be deemed part of the obligations hereunder when incurred and shall be payable within ten (10) Business Days after demand therefor. The agreements in this Section 8.7 shall survive the Termination Date.

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8.9 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to each Purchaser, upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by Purchaser of any breach or default under this Agreement, or any waiver by any Purchaser of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to the Purchaser, shall be cumulative and not alternative.

8.10 Entire Agreement. This Agreement and the Exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

8.11 Exculpation among Purchasers. Each Purchaser acknowledges that the Purchaser is not relying on any person, firm or corporation, other than the Company and its officers and board members, in making its investment or decision to invest in the Company.

8.12  Broker’s Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this subsection being untrue.

8.13 Indemnification.

(a) The Company agrees to indemnify and hold harmless each Purchaser and their respective Affiliates of all such persons, directors, officers, employees, counsel, trustees, advisors, agents and attorneys-in-fact (collectively, the “Indemnitees”) from and against any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel to the Indemnitees, excluding allocated costs of internal counsel) (limited to one primary outside counsel for the Indemnitees, plus, in each case, any special or local counsel in each relevant jurisdiction and, in the case of an actual or reasonably perceived conflict of interest where the Indemnitees affected by such conflict inform the Company of such conflict and, thereafter, retain their own counsel, of another firm of counsel for all such affected Indemnitees) or arising out of or in connection with (a) the execution or delivery of this Agreement or any amendment, amendment and restatement, modification or waiver of the provisions hereof or thereof, or any agreement or instrument contemplated hereby or thereby, (b) any Note or the use or proposed use of the proceeds therefrom, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by the third party or by the Company or its affiliates, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee be available to the extent that such losses, claims, damages, liabilities or related expenses (w) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee (or such Indemnitee’s Related Parties), (x) are determined by a court of competent jurisdiction by final and non-appealable judgment to be attributable to a material breach of such Indemnitee (or such Indemnitee’s Related Parties) of its obligations under this Agreement or any agreement or instrument contemplated hereby or thereby, (y) relate to disputes solely among or between holders, or (z) relate to any alleged breach of this Agreement by the holders or Purchasers, whether brought by a third party, the Company or its affiliates; provided, further, that, for the avoidance of doubt, losses, claims, liabilities or related expenses subject to indemnification or reimbursement under this Section 8.13 shall not include taxes. For the purposes of this Section 8.13, “Related Parties” shall mean, with respect to any person, such person’s affiliates and the partners, directors, officers, employees, trustees, administrators, managers, agents, advisors and subadvisors.

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(b) To the fullest extent permitted by applicable law, (i) the Company shall not assert and hereby waives any claim against any Indemnitee, and (ii) no Indemnitee shall assert, and each Indemnitee hereby waives, any claim against the Company on any theory of liability for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, the Notes or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the transactions contemplated hereby or thereby. The obligations of the Company under this Section 8.13 will survive the termination of this Agreement.

8.14 Eligibility. Each of the Company and the Purchasers agree that they each shall take all actions necessary to ensure that the Notes are eligible at DTC on the Note Closing (provided such actions shall not result in changes to the economic terms of the Notes).

8.15 Termination. This Agreement and the commitment to purchase the Notes shall terminate upon the earliest to occur of (i) the date the Company or Leafly Holdings Inc. publicly announces that it is terminating the Agreement and Plan of Merger and (ii) February 28, 2022; provided that no Notes have been issued as of such date of termination. If any Notes are issued and purchased pursuant to this Agreement, this Agreement shall terminate on the date that (i) the commitments to purchase Notes hereunder has expired or terminated and (ii) the outstanding principal amount of the Notes, plus all accrued and unpaid interest thereon, and all other amounts due and payable hereunder and under the Notes has been paid in full, in cash or Conversion Shares, as applicable.

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In Witness Whereof, the parties have executed this Note Purchase Agreement as of the date first written above.

Company:

Merida Merger Corp. I

By:	/s/ Peter Lee
Name:	Peter Lee
Title:	President

[Signature Page to Note Purchase Agreement]

Sponsor:

Merida Holdings, LLC

By:	/s/ Peter Lee
Name:	Peter Lee
Title:	President

[Signature Page to Note Purchase Agreement]

In Witness Whereof, the parties have executed this Note Purchase Agreement as of the date first written above.

Purchasers:

CrossingBridge Low Duration High Yield Fund

By:	/s/ David Sherman
Name:	David Sherman
Title:	Authorized Agent as Investment Adviser

Address:

c/o CrossingBridge Advisors, LLC, 427 Bedford Road Suite 230, Pleasantville, NY 10570

[Signature Page to Note Purchase Agreement]

In Witness Whereof, the parties have executed this Note Purchase Agreement as of the date first written above.

Purchasers:

Destinations Low Duration Fixed Income Fund

By:	/s/ David Sherman
Name:	David Sherman
Title:	Authorized Agent as Investment Adviser

Address:

c/o CrossingBridge Advisors, LLC, 427 Bedford Road Suite 230, Pleasantville, NY 10570

[Signature Page to Note Purchase Agreement]

In Witness Whereof, the parties have executed this Note Purchase Agreement as of the date first written above.

Purchasers:

Leaffilter North Holdings Inc.

By:	/s/ David Sherman
Name:	David Sherman
Title:	Authorized Agent as Investment Adviser

Address:

c/o Cohanzick Management, LLC,
427 Bedford Road Suite 230,
Pleasantville, NY 10570

[Signature Page to Note Purchase Agreement]

In Witness Whereof, the parties have executed this Note Purchase Agreement as of the date first written above.

Purchasers:

OlsonUbben LLC

By:	/s/ David Sherman
Name:	David Sherman
Title:	Authorized Agent as Investment Adviser

Address:

c/o Cohanzick Management, LLC,
427 Bedford Road Suite 230,
Pleasantville, NY 10570

[Signature Page to Note Purchase Agreement]

In Witness Whereof, the parties have executed this Note Purchase Agreement as of the date first written above.

Purchasers:

Destinations Global Fixed Income Opportunities Fund

By:	/s/ David Sherman
Name:	David Sherman
Title:	Authorized Agent as Investment Adviser

Address:

c/o CrossingBridge Advisors, LLC,
427 Bedford Road Suite 230,
Pleasantville, NY 10570

[Signature Page to Note Purchase Agreement]

In Witness Whereof, the parties have executed this Note Purchase Agreement as of the date first written above.

Purchasers:

RiverPark Strategic Income Fund

By:	/s/ David Sherman
Name:	David Sherman
Title:	Authorized Agent as Investment Adviser

Address:

c/o Cohanzick Management, LLC,
427 Bedford Road Suite 230,
Pleasantville, NY 10570

[Signature Page to Note Purchase Agreement]

In Witness Whereof, the parties have executed this Note Purchase Agreement as of the date first written above.

Purchasers:

CrossingBridge Ultra Short Duration Fund

By:	/s/ David Sherman
Name:	David Sherman
Title:	Authorized Agent as Investment Adviser

Address:

c/o CrossingBridge Advisors, LLC,
427 Bedford Road Suite 230,
Pleasantville, NY 10570

[Signature Page to Note Purchase Agreement]

Schedule 1.2

Form of Global Note

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON THE CONVERSION HEREOF, IF ANY, MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED OR PLEDGED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE:

BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT EITHER IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF LEAFLY HOLDINGS, INC. (FORMERLY KNOWN AS MERIDA MERGER CORP. I, THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND IS EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR

(C) TO A PERSON THAT YOU REASONABLY BELIEVE TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

MERIDA MERGER CORP. I

8.00% Convertible Senior Notes due 2025

No. 144A-1

CUSIP No. [                       ]

FOR VALUE RECEIVED, Merida Merger Corp. I, a Delaware corporation (to be renamed Leafly Holdings, Inc., following the consummation of the mergers contemplated by the Agreement and Plan of Merger, the “Company”)), hereby promises to pay to CEDE & CO. or its registered assigns (the “Holder”), in lawful money of the United States of America, the principal sum of THIRTY MILLION DOLLARS ($30,000,000), as revised by the Schedule of Increases and Decreases in Global Note attached hereto, on January 31, 2025, and interest thereon, as set forth below.

This Convertible Promissory Note (this “Note”) shall bear interest from the Issuance Date (as defined below), or from the most recent date to which interest has been paid or provided for, on the unpaid principal balance at a rate equal to 8.0% per annum, computed on the basis of a 360 day year consisting of twelve 30-day months; provided, however, that in the event any interest is paid on the Notes which is deemed to be in excess of the then legal maximum rate, the portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of the Notes.

This Note is being issued by the Company pursuant to the terms of that certain Note Purchase Agreement, dated as of January 11, 2022, as amended from time to time (the “Purchase Agreement”), to the persons and entities identified therein as Purchasers. Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

Except in the case of an optional redemption of this Note pursuant to Section 9, a Fundamental Change Offer pursuant to Section 6 or an Asset Sale Offer pursuant to Section 10(e), this Note may not be prepaid, in whole or in part.

Reference is made to the further provisions of this Note set forth in Annex A hereto.

1. Defined Terms.

(a) “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. Notwithstanding anything to the contrary herein, (x) the determination of whether one Person is an “Affiliate” of another Person for purposes of this Note shall be made based on the facts at the time such determination is made or required to be made, as the case may be, hereunder; and (y) no Person shall be an Affiliate of the Company solely by reason of owning this Note or any other Notes issued pursuant to the Purchase Agreement.

(b) “Agent” means [●]1.

(c) “Applicable Procedures” means, with respect to a Depositary, as to any matter at any time, the policies and procedures of such Depositary, if any, that are applicable to such matter at such time.

(d) “Asset Sale” (i) means the sale, lease, conveyance or other disposition of any properties or assets of the Company or its Subsidiaries (in each case, other than Capital Stock of the Company); provided, that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by Section 10(g) hereof and not by Section 10(e) hereof; or (ii) the issuance or sale of Capital Stock in any of the Company’s Subsidiaries (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Subsidiary). Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale: (A) the disposition of obsolete or worn out property or other assets no longer used or useful (as reasonably determined by the Company and giving effect to its business plans) in the business of the Company and its Subsidiaries in the ordinary course of business; (B) the sale of inventory in the ordinary course of business; (C) dispositions permitted by Section 10(g), Restricted Payments permitted by Section 10(c) and Permitted Investments; (D) any transfer or other disposition of property or assets by a Subsidiary to the Company or by the Company or a Subsidiary of the Company to a Subsidiary of the Company; (E) dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between, the joint venture partners set forth in joint venture arrangements and similar binding arrangements; (F) the use or transfer of money or Cash Equivalents in a manner not prohibited by this Note; (G) the licensing or sub-licensing, on a non-exclusive basis of patents, trademarks, copyrights and other Intellectual Property rights in the ordinary course of business and licensing or sub-licensing that may be exclusive that are limited in scope, duration or geography, in each case, for such consideration as is deemed to be fair by the Company in the ordinary course of business; (H) the sale or discount, with or without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof; (I) any involuntary loss, damage or destruction of property and assets or any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property and assets; provided that any Net Proceeds received in connection with any loss, damage, destruction, condemnation, seizure or taking pursuant to this clause (I) shall be subject to the obligation to reinvest such Net Proceeds or make an Asset Sale Offer pursuant to Section 10(e), but not the requirement to obtain fair market value or 75% cash and Cash Equivalents; (J) the leasing or subleasing of assets of the Company or any of its Subsidiaries in the ordinary course of business; (K) dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement property; (L) the creation of any Lien permitted by this Note; (M) leases or subleases of property of the Company or its Subsidiaries in the ordinary course of business; (N) any abandonment, failure to renew or other disposition in the ordinary course of business of Intellectual Property that is, in the reasonable good faith determination of the Company, not material to the conduct of the business of the Company and its Subsidiaries; (O) deposits of copies of source code and release of such copies of source code pursuant to escrow arrangements entered into in the ordinary course of business; provided that any such deposit does not result in the permanent transfer of ownership of such source code; (P) any surrender or waiver of contract rights or settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business; and (Q) any sale, transfer or other disposition, in any single transaction or series of related transactions, having a fair market value, as determined in good faith by the Company, of less than $5 million.

[1]	Agent provisions to be included prior to the Issuance Date.

(e) “Business Day” means a day on which banks are open for general banking (other than Internet banking) business in each of New York, New York and Seattle, Washington.

(f) “Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity; provided that debt securities that are convertible into or exchangeable for Capital Stock shall not constitute Capital Stock prior to their conversion or exchange, as the case may be.

(g) “Capitalized Lease Obligation” means any lease obligation which, under GAAP, is or will be required to be capitalized on the books of the Company, taken at the amount thereof accounted for as Indebtedness (net of all interest with respect to such Indebtedness) accrued or capitalized during such period (whether or not actually paid during such period).

(h) “Cash Equivalents” means (i) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than one year from the date acquired; (ii) certificates of deposit with maturities of not more than one year from the date acquired, issued by any U.S. federal or state chartered commercial bank of recognized standing which has capital and unimpaired surplus in excess of $500,000,000, or any bank or its holding company that has a short-term commercial paper rating of at least A-1 or the equivalent by Standard & Poor’s Ratings Services or at least P-1 or the equivalent by Moody’s Investors Service, Inc.; (iii) repurchase agreements and reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in clause (i) above and entered into only with commercial banks having the qualifications described in clause (ii) above or such other financial institutions with a short-term commercial paper rating of at least A-1 or the equivalent by Standard & Poor’s Ratings Services or at least P-1 or the equivalent by Moody’s Investors Service, Inc.; (iv) commercial paper issued by any Person incorporated under the laws of the United States of America or any state thereof and rated at least A-1 or the equivalent thereof by Standard & Poor’s Ratings Services or at least P-1 or the equivalent thereof by Moody’s Investors Service, Inc., in each case with maturities of not more than one year from the date acquired; (v) investments in money market funds registered under the Investment Company Act of 1940, which have net assets of at least $500,000,000 and at least eighty-five percent (85%) of whose assets consist of securities and other obligations of the type described in clauses (i) through (iv) above; and (vi) such other investments similar to those described in clauses (i) through (v) above in liquid assets that are permitted pursuant to the Company’s investment policy as approved by the Company’s board of directors.

(i) “Conversion Date” shall have the meaning specified in Section 4(d).

(j) “Common Stock” means the Company’s common stock, par value $0.0001 per share.

(k) “Company Order” means a written order of the Company, signed on behalf of the Company by an officer and delivered to the Agent.

(l) “Conversion Price” means $1,000 divided by the Conversion Rate as of such time. The initial Conversion Price as of the Issuance Date is $12.50 per share of Common Stock.

(m) “Conversion Rate” shall have the meaning ascribed thereto in Section 4 hereof.

(n) “Daily VWAP” means the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “LFLY <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

(o) “Defaulted Amounts” means any amounts on any Note (including, without limitation, the Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for, subject to any applicable cure periods.

(p) “Depositary” means, with respect to each Global Note, the Person specified as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Notes, and thereafter, “Depositary” shall mean or include such successor.

(q) “Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Company or one of its Subsidiaries in connection with an Asset Sale that is so designated as “Designated Non-Cash Consideration”, which document evidencing sets forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale or other disposition of or conversion of or collection on such Designated Non-Cash Consideration.

(r) “Disqualified Capital Stock” means Capital Stock that (a) requires the payment of any dividends (other than dividends payable solely in shares of Qualified Capital Stock), (b) matures or is mandatorily redeemable or subject to mandatory repurchase or redemption or repurchase at the option of the holders thereof (other than solely for Qualified Capital Stock and cash in lieu of fractional shares of such Qualified Capital Stock), in each case in whole or in part and whether upon the occurrence of any event, pursuant to a sinking fund obligation on a fixed date or otherwise (including as the result of a failure to maintain or achieve any financial performance standards) or (c) is convertible or exchangeable, automatically or at the option of any holder thereof, into any Indebtedness, Capital Stock or other assets other than Qualified Capital Stock, in the case of each of clauses (a), (b) and (c), prior to the date that is 91 days after the Maturity Date (other than (i) upon payment in full of the Notes or (ii) upon a “change in control”); provided, however, that (x) only the portion of Capital Stock which so matures or is mandatorily redeemable or subject to mandatory repurchase or redemption at the option of the holder thereof or is so convertible or exchangeable prior to such date shall be deemed to be Disqualified Capital Stock and (y) if such Capital Stock is issued to any current or former employee, director, officer, manager or consultant or to any plan for the benefit of current or former employees, directors, officers, managers or consultants of the Company or its Subsidiaries or by any such plan to such employees, directors, officers, managers or consultants, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the Company or a Subsidiary in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

(s) “Effective Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of shares of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

(t) “Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

(u) “Fundamental Change” shall be deemed to have occurred at the time after the consummation of the mergers contemplated by the Agreement and Plan of Merger any of the following occurs prior to the Maturity Date:

(A) a “person” or “group” within the meaning of Section 13(d) of the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), other than the Company and its wholly owned Subsidiaries, files a Schedule TO (or any successor schedule, form or report) or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Common Stock representing more than 50% of the voting power of the Common Stock; provided that no “person” or “group” shall be deemed to be the beneficial owner of any securities tendered pursuant to a tender or exchange offer made by or on behalf of such “person” or “group” until such tendered securities are accepted for purchase or exchange under such offer; or

(B) the consummation of (i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination or changes solely in par value) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (ii) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or assets; or (iii) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more of the Company’s direct or indirect wholly owned Subsidiaries; provided, however, that neither (x) a transaction described in clause (i) or (ii) in which the holders of all classes of the Common Stock immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Stock of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions (relative to each other) as such ownership immediately prior to such transaction nor (y) any merger of the Company solely for the purpose of changing its jurisdiction of incorporation that results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock of the surviving entity shall be a Fundamental Change pursuant to this clause (B);

provided, however, that a transaction or transactions described in clauses (A) or (B) above shall not constitute a Fundamental Change, if at least 90% of the consideration received or to be received by the common stockholders of the Company, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions such consideration becomes Reference Property (as defined in Section 8) for the Notes, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights. Any event, transaction or series of related transactions that constitute a Fundamental Change under both clause (A) and clause (B) above (determined without regard to the proviso in clause (B) above) shall be deemed to be a Fundamental Change solely under clause (B) above (and, for the avoidance of doubt, shall be subject to the proviso in clause (B) above). If any transaction in which the Common Stock is replaced by the equity securities of another entity occurs, references to the Company in this definition shall instead be references to such other entity.

(v) “GAAP” means generally accepted accounting principles in the United States in effect on the date of the Note Closing, except that (i) with respect to any reports or financial information required to be delivered pursuant to Section 10(a), GAAP means generally accepted accounting principles in the United States as in effect during the applicable period covered by such report or financial information and (ii) any lease that would not be considered a capital lease pursuant to GAAP prior to the effectiveness of Accounting Standards Codification 842 (whether or not such lease was in effect on such date) shall be treated as an operating lease for all purposes under this Note and shall not be deemed to constitute a Capitalized Lease Obligation or Indebtedness thereunder.

(w) “Global Notes” mean that, so long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to limitations as set out in this Note, this Note shall be in global form registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a certificated Note shall be effected through the Depositary in accordance with the provisions of this Note (including the restrictions on transfer set forth in Annex A) and the Applicable Procedures.

(x) “Holder Majority” shall mean Holders of a majority in aggregate principal amount of Notes then outstanding.

(y) “Indebtedness” of any Person, means, without duplication, all indebtedness of such Person for borrowed money, Capitalized Lease Obligations and all guarantee obligations by such Person of Indebtedness of another Person; provided that Indebtedness shall not include (A) any such balance that constitutes an obligation in respect of a commercial letter of credit, trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business or consistent with industry practice, (B) accruals for payroll and other liabilities accrued in the ordinary course of business, (C) intercompany loans and liabilities among the Company or any of its Subsidiaries or among Subsidiaries of the Company, (D) prepaid or deferred revenue arising in the ordinary course of business, (E) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy unperformed obligations of the seller of such asset, (F) earn-out and other similar contingent obligations incurred as part of the purchase price of an acquisition and (G) obligations owing under any hedging agreements not entered into for speculative purposes or cash management obligations.

(z) “Intellectual Property” means any and all rights in, arising out of, or associated with any of the following in any jurisdiction throughout the world: (a) issued patents and patent applications (whether provisional or non-provisional), including divisionals, continuations, continuations-in-part, substitutions, reissues, reexaminations, extensions, or restorations of any of the foregoing; (b) trademarks, service marks, certification marks, logos, trade dress, trade names, and other similar indicia of source or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications for registration, and renewals of, any of the foregoing; (c) copyrights, copyrightable or copyrighted works and all registrations, applications for registration, and renewals of any of the foregoing; (d) internet domain names and social media account or user names (including “handles”); (e) mask works, and all registrations, applications for registration, and renewals thereof; (f) product designs, industrial designs, blueprints, drawings, specifications, documentations, programming materials, reports, catalogs, literature and all registrations, applications for registration, and renewals therefor; (g) trade secrets, know-how, inventions (whether or not patentable), and all improvements thereto, discoveries, technology, processes, techniques, and other confidential and proprietary information and all rights therein; (h) proprietary computer programs, operating systems, applications, firmware and other code, including all source code, object code, application programming interfaces, data files, databases, protocols, specifications, and other documentation thereof; (i) rights of publicity; and (j) all other intellectual or industrial property and proprietary rights, together with all royalties, fees, income, payments, and other proceeds now or hereafter due or payable to with respect to any of the foregoing, and all claims and causes of action with respect to any of the foregoing whether accruing before, on, or after the date hereof including all rights to and claims for damages, restitution, and injunctive and other legal or equitable relief for past, present, or future infringement, misappropriation, or other violation thereof.

(aa) “Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons in the forms of loans (including guarantees or other obligations), advances or capital contributions (including by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others, but excluding accounts receivable, trade credit, advances to customers, commissions, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Capital Stock or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. The amount of any Investment outstanding at any time shall be the amount actually invested (or, with respect to Investments other than in cash and Cash Equivalents, the fair market value (as determined in good faith by the Company) of such Investment at the time such Investment was made), reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by the Company or any Subsidiary in respect of such Investment.

(bb) “Issuance Date” means January [●], 2022.

(cc) “Last Reported Sale Price” of the Common Stock (or other security for which a closing sale price must be determined) on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock (or such other security) is traded. If the Common Stock (or such other security) is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price per share for the Common Stock (or such other security) in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock (or such other security) is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices per share for the Common Stock (or such other security) on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. The “Last Reported Sale Price” shall be determined without regard to after-hours trading or any other trading outside of regular trading session hours.

(dd) “Lien” means any lien, claim, charge, pledge, security interest, assignment, hypothecation, deed of trust, mortgage, lease, conditional sale, retention of title or other preferential arrangement having substantially the same economic effect as any of the foregoing.

(ee) “Mandatory Conversion” means a conversion pursuant to Section 5.

(ff) “Mandatory Conversion Date” means the Conversion Date for a Mandatory Conversion, as provided in Section 5(b).

(gg) “Maturity” means when used with respect to this Note, means the date on which the outstanding principal amount of this Note becomes due and payable as therein or herein provided, whether at the Maturity Date or by declaration of acceleration or otherwise.

(hh) “Nasdaq” means the NASDAQ Stock Market or other similar market place of recognized national standing, or any other internationally recognized exchange.

(ii) “Net Proceeds” means, with respect to any Asset Sale, the aggregate proceeds in cash or Cash Equivalents received by the Company or any of its Subsidiaries in respect thereof, net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, amounts paid in connection with the termination of hedging obligations repaid with Net Proceeds, and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale, all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures or to holders of royalty or similar interests as a result of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, including without limitation, pension and post−employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

(jj) “Officer” means the Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer of the Company or the General Counsel of the Company.

(kk) “Outstanding Amount” has the meaning set forth in Section 2.

(ll) “Permitted Business” means (i) any business engaged in by the Company or any of its Subsidiaries on the Issuance Date and (ii) any business or other activities that are reasonably similar, ancillary, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which the Company and its Subsidiaries are engaged on the Issuance Date.

(mm) “Permitted Investments” means (i) extensions of trade credit in the ordinary course of business; (ii) Investments in Cash Equivalents; (iii) Indebtedness permitted by Section 10(b); (iv) (A) loans and advances to employees of the Company or any of its Subsidiaries in the ordinary course of business (including for travel, entertainment, relocation expenses) and (B) additional loans or advances to newly-hired employees of the Company or any of its Subsidiaries in the ordinary course of business for the purpose of paying relocation expenses or bonuses (signing or otherwise) of such employees in an aggregate amount not to exceed $2 million at any time outstanding; (v) Investments existing on the Issuance Date or made pursuant to binding commitments in effect on the Issuance Date or an Investment consisting of any extension, modification or renewal of any such Investment or binding commitment existing on the Issuance Date; provided that the amount of any such Investment may be increased in such extension, modification or renewal only (A) as required by the terms of such Investment or binding commitment as in existence on the Issuance Date or (B) as otherwise permitted under this Note; (vi) any Investment by the Company or any Subsidiary of the Company in the Company or any other Subsidiary of the Company; (vii) any Investment by the Company or any Subsidiary of the Company in a Person that is primarily engaged in a Permitted Business if as a result of such Investment (A) such Person becomes a Subsidiary of the Company or (B) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Subsidiary (and any Investment held by such Person that was not acquired by such Person in contemplation of so becoming a Subsidiary or in contemplation of such merger, consolidation, amalgamation, transfer, conveyance or liquidation); (viii) any Investment in securities or other assets received in connection with an Asset Sale or any other disposition of assets not constituting an Asset Sale; (ix) Investments in connection with the Transaction or the Repurchase Agreements as in effect on the Issuance Date; (x); Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers in the ordinary course of business; (xi) guarantee obligations and customary indemnitees and insurance for directors and officers of the Company or any of its Subsidiaries; (xii) Investments in the form of cash deposit or prepayment of expenses to vendors, suppliers and trade creditors so long as such deposits are made and such expenses are incurred in the ordinary course of business; (xiii) deposits of cash with banks or other depositary institutions and deposits required by governmental agencies or utilities, in each case in the ordinary course of business; (xiv) joint ventures or strategic alliances in the ordinary course of Company’s business consisting of the licensing of technology, the development of technology or the providing of technical support; and (xv) other Investments in an aggregate amount not to exceed $10 million at any time outstanding.

(nn) “Permitted Lien” means (i) Liens securing Indebtedness incurred pursuant to Section 10(b); (ii) judgment and attachment Liens and notices of lis pendens and associated rights related to litigation, in each case, being contested in good faith by appropriate proceedings and for which adequate reserves have been made; (iii) grants of software, other technology, trademark, copyright and patent licenses on a non-exclusive basis in the ordinary course of business and grants of software, other technology, trademark, copyright and patent licenses or sub-licenses that may be exclusive that are limited in scope, duration or geography, in each case, for such consideration as is deemed to be fair by the Company; (iv) Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Subsidiary of the Company (other than pursuant to the Transaction; provided that such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary and such Lien does not extend to or cover any other assets or property of such Person (other than proceeds or products thereof); (v) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of business; (vi) Liens against the escrow account in respect of the Repurchase Agreements in effect on the Issuance Date; and (vii) other Liens with respect to which the aggregate amount of the obligations secured thereby does not exceed $1,000,000 at any time outstanding.

(oo) “Person” shall mean a legal entity, including a corporation, a limited liability company, a partnership, a joint venture, a trust, an unincorporated organization and a government or any department or agency thereof.

(pp) “Qualified Capital Stock” means any Capital Stock other than Disqualified Capital Stock.

(qq) “Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, by statute, by contract or otherwise).

(rr) “Regular Record Date” means, with respect to any Interest Payment Date, means the July 15 or January 15 (whether or not such day is a Business Day) immediately preceding the applicable July 31 or January 31 Interest Payment Date, respectively.

(ss) “Redemption Agreements” means all share transfer, non-redemption and forward purchase agreements entered into by Merida and the Sponsor in connection with the Agreement and Plan of Merger.

(tt) “Requisite Holders” means Holders of at least two-thirds of the aggregate principal amount of Notes then outstanding.

(uu) “Restricted Investment” means an Investment other than a Permitted Investment.

(vv) “Senior Indebtedness” means any Indebtedness of the Issuer or its Subsidiaries which is not Subordinated Indebtedness.

(ww) “Subordinated Indebtedness” means any Indebtedness incurred by the Company or its Subsidiaries that is expressly subordinated in right of payment to all of the Company’s or such Subsidiary’s obligations under this Note or guarantee thereof pursuant to a customary subordination provisions.

(xx) “Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests entitled to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

(yy) “Trading Day” means, with respect to the Nasdaq, a day on which such exchange is open for the transaction of business and with respect to another exchange or an over-the-counter market means a day on which such exchange or market is open for the transaction of business.

(zz) “Transaction” means the transactions contemplated by the Agreement and Plan of Merger dated as of August 9, 2021 and amended on September 8, 2021 and January 11, 2022 between Merida Merger Corp. I, Leafly Holdings, Inc. and the other signatories thereto. For the avoidance of doubt, the Transaction shall not constitute a Fundamental Change, Section 10(g) shall not apply to the Transaction and the Transaction shall not result in an adjustment to the Conversion Rate.

2. Payment of Principal. Unless this Note has been converted or redeemed in accordance with the terms and conditions hereof, the entire outstanding principal amount of this Note, together with any accrued and unpaid interest (collectively, the “Outstanding Amount”), shall be fully due and payable on January 31, 2025 (the “Maturity Date”).

3. Payment of Interest.

(a) During the term of this Note, interest shall accrue on the outstanding principal amount at a rate of 8.00% per annum from, and including, the Issuance Date to, but excluding the Maturity Date.

(b) Accrued interest shall be payable in cash, semi-annually in arrears, on July 31 and January 31 of each year (each such date, an “Interest Payment Date”), or if any such day is not a Business Day, on the next succeeding Business Day, to the Holder of record on the Regular Record Date. The first interest payment following the Issuance Date will be due on July 31, 2022.

(c) At any time that an Event of Default exists and is continuing, unless the Holder Majority otherwise agrees and without affecting any Purchaser’s rights and remedies hereunder or under the Purchase Agreement, all of the obligations due under this Note shall bear interest at the rate specified in Section 3(a) plus 2% per annum (the “Default Interest”) from, and including the date of occurrence of such Event of Default, such Default Interest to be payable in cash upon demand therefor by the Holder Majority or, if not demanded, on the dates interest is required to be paid pursuant to Section 3(b).

4. Optional Conversion.

(a) Subject to and upon compliance with the provisions of this Section 4, each Holder of this Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note (including the accrued and unpaid interest thereon) at any time prior to the close of business on the second Trading Day immediately preceding the Maturity Date, at an initial conversion rate of 80 shares of Common Stock (subject to adjustment as provided in Section 6, the “Conversion Rate”) per $1,000 of principal amount of Notes and a number of shares of Common Stock equal to the Conversion Rate per $1,000 of accrued and unpaid interest on any Notes (subject to, and in accordance with, the settlement provisions of Section 4(b), an “Optional Conversion”).

(b) To exercise its conversion rights in the event of an Optional Conversion, the Holder shall comply with the Applicable Procedures of the Depositary in effect at that time and, if required, pay funds equal to the interest payable on the next Interest Payment Date to which such Holder is not entitled pursuant to Section 4(d) and pay all transfer or similar taxes, if any, pursuant to Section 4(g). Upon compliance by such Holder with such Applicable Procedures, the electing Holder shall notify the Company of the exercise of its conversion rights with respect to such Holder’s Notes or portion thereof and if required, pay funds equal to the interest payable on the next Interest Payment Date to which such Holder is not entitled pursuant to Section 4(d) and pay all transfer or similar taxes, if any, pursuant to Section 4(g).

(c) The Notes (or portion thereof) shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set out in Section 4(b) above. The Company shall deliver the shares of Common Stock (in book entry form) registered in the name of the Holder or its assigns at the appropriate Conversion Rate, subject to adjustment in accordance with Section 7 no later than the second Trading Day following the applicable Conversion Date (the “Share Delivery Date”). No fractional shares shall be issued upon an Optional Conversion. Any shares of Common Stock to be issued upon an Optional Conversion shall be rounded down to the nearest whole share. Upon the conversion in full or in part of this Note into Common Stock of the Company pursuant to the terms hereof, in lieu of any fractional shares to which the Holder would otherwise be entitled, the Company shall pay the Holder an amount in cash equal to such fraction multiplied by the price at which this Note converts, which amount shall be payable at the same time as delivery of the shares of Common Stock issuable to the Holder in accordance with this Section 4. In addition, to the extent the Holder has converted only a portion of the outstanding principal amount of this Note and such Notes are not then in book entry form in accordance with Section 1.4 of Annex A, a replacement Note for the outstanding principal amount of the Note not converted will be delivered to the Holder at the same time as the delivery of any shares of Common Stock issuable in accordance with this Section 4.

(d) The Company’s settlement of the Optional Conversion shall be deemed to satisfy in full its obligation to pay the principal amount of the Notes so converted and accrued and unpaid interest thereon, if any, to, but excluding, the relevant Conversion Date. Accrued and unpaid interest on the principal amount so converted, if any, to, but excluding, the relevant Conversion Date shall be converted into shares of Common Stock at the Conversion Rate. If the principal amount of any Notes are converted after the close of business on a Regular Record Date but prior to the open of business on the immediately following Interest Payment Date, Holders of such Notes as of the close of business on such Regular Record Date (in addition to having the value of such interest converted in connection with such conversion) will receive the full amount of interest payable on such Notes in cash on such Interest Payment Date notwithstanding the conversion. Therefore, the principal amount of any Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so converted on the corresponding Interest Payment Date (regardless of whether the converting Holder was the Holder of record on the corresponding Regular Record Date); provided that no such payment shall be required (1) for conversions following the close of business on the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; or (3) to the extent of any Defaulted Amounts, if any Defaulted Amounts exist at the time of conversion with respect to such Note.

(e) The Company shall be forever released from all of its obligations and liabilities under the Notes with respect to the principal amount of Notes and accrued interest thereon, if any, so converted and such principal amount of Notes so converted shall be deemed paid, and of no further force and effect, and the Company shall, if such Notes are not then in book entry form in accordance with Section 1.4 of Annex A, issue a new Note evidencing any remaining outstanding principal amount of Notes not converted pursuant to the Optional Conversion.

(f) The Company shall reserve, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the outstanding principal amount of Notes, plus accrued and unpaid interest thereon, if any, from time to time as such Notes are presented for conversion.

(g) The Company shall pay any and all stamp, stock transfer, stock issuance and other similar taxes or any other fees that may be payable in respect of any issuance or delivery of shares of Common Stock of the Company upon conversion of this Note pursuant to this Section 4, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Company or its Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Company or its Agent receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(h) Upon the conversion of an interest in any Global Note, the Company or its Agent or the custodian at the direction of the Company, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby.

5. Mandatory Conversion.

(a) On or after January 31, 2024, the Company may, in its sole discretion, elect (the “Company Mandatory Conversion Right”) to convert all or a portion of the outstanding principal amount of this Note, as well as accrued and unpaid interest thereon, in whole but not in part, at the applicable Conversion Rate then in effect if the Daily VWAP of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on, and including, the Trading Day immediately preceding the date on which the Company provides the Mandatory Conversion Notice in accordance with Section 5(b) below, exceeds $18.00 (the “Company Mandatory Conversion Condition”).

(b) To exercise the Company Mandatory Conversion Right, the Company shall provide written notice of its election (the “Mandatory Conversion Notice”) to the Holder. Such notice shall state (i) that the Note has been called for Mandatory Conversion; (ii) the effective date of the Mandatory Conversion (the “Mandatory Conversion Date”); (iii) the current Conversion Rate; (iv) the name and address of the Paying Agent and Conversion Agent; and (v) the CUSIP and ISIN numbers, if any, of the Notes.

(c) If the Company exercises the Company Mandatory Conversion Right in accordance with this Section 5, then a Conversion Date will automatically, and without the need for any action on the part of any Holder, the Company or any Conversion Agent, be deemed to occur, with respect to each Note then outstanding, on the Mandatory Conversion Date. The Mandatory Conversion Date will be a Business Day of the Company’s choosing that is no more than forty-five (45), nor less than ten (10), Business Days after the Company sends the Mandatory Conversion Notice; provided that the Mandatory Conversion Date shall be no later than the second Scheduled Trading Day prior to the Maturity Date. The Company shall pay or deliver, as the case may be, the consideration due in respect of the Company Mandatory Conversion Right on the second Trading Day immediately following the Mandatory Conversion Date.

6. Repurchase at Option of Holders Upon a Fundamental Change.

(a) If a Fundamental Change occurs at any time prior to the Maturity Date, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion of the principal amount thereof properly surrendered and not validly withdrawn pursuant to Section 6(g) that is equal to $1,000 or an integral multiple of $1,000, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 Business Days or more than 35 Business Days following the date of the Fundamental Change Company Notice at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”). The Fundamental Change Repurchase Date shall be subject to postponement in order to allow the Company to comply with applicable law.

(b) Repurchases of Notes under this Section 6 shall be made, at the option of the Holder thereof, upon:

(A) compliance by the Holder with the Applicable Procedures for surrendering interests in Global Notes being repurchased, in each case on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(B) book entry transfer of the Global Notes being repurchased in compliance with the Applicable Procedures of the Depositary, such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

(i) the portion of the principal amount of Notes to be repurchased, which must be in minimum denominations of $1,000 or an integral multiple thereof; and

(ii) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Note;

provided, however that the Fundamental Change Repurchase Notice must comply with the Applicable Procedures.

Notwithstanding anything herein to the contrary, any Holder delivering the Fundamental Change Repurchase Notice contemplated by this Section 6 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Company or the Depositary, as applicable, in accordance with the Applicable Procedures.

(c) On or before the 20th Business Day after the occurrence of the effective date of a Fundamental Change, the Company shall provide to all Holders of Notes and the Agent, if applicable, a written notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. Such notice shall be delivered in accordance with the Applicable Procedures of the Depositary. Each Fundamental Change Company Notice shall specify:

(iii) the events causing the Fundamental Change;

(iv) the effective date of the Fundamental Change;

(v) the last date on which a Holder may exercise the repurchase right pursuant to this Section 6;

(vi) the Fundamental Change Repurchase Price;

(vii) the Fundamental Change Repurchase Date;

(viii) the name and address of the Agent, if applicable;

(ix) if applicable, the Conversion Rate and any adjustments to the Conversion Rate; and

(x) the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit any Holder’s repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 6. Simultaneously with providing such notice, the Company will publish such information on its website or through such other public medium as the Company may use at that time.

(d) Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders in connection with a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from an Event of Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). Any instructions for book-entry transfer of the Notes in compliance with the Applicable Procedures shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

(e) Notwithstanding anything to the contrary in this Note, the Company shall not be required to repurchase, or to make an offer to repurchase, the Notes upon a Fundamental Change if a third party makes such an offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company as set forth in this Section 6 (including, without limitation, the requirement to comply with applicable securities laws), and such third party purchases all Notes or portions thereof properly surrendered and not validly withdrawn under its offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company as set forth in this Section 6 (including the requirement to pay the Fundamental Change Repurchase Price on the later of the applicable Fundamental Change Repurchase Date and the time of book-entry transfer of the relevant Notes or portions thereof); provided that the Company shall continue to be obligated to (x) deliver the applicable Fundamental Change Repurchase Notice to the Holders (which Fundamental Change Repurchase Notice shall state that such third party shall make such an offer to purchase the Notes) and to simultaneously with such Fundamental Change Repurchase Notice publish a notice containing such information in a newspaper of general circulation in the City of New York or publish the information on the Company’s website or through such other public medium as the Company may use at that time, (y) comply with applicable securities laws as set forth in this Global Note in connection with any such purchase and (z) pay the applicable Fundamental Change Repurchase Price on the later of the applicable Fundamental Change Repurchase Date and the time of book-entry transfer or delivery of the relevant Notes or portions thereof in the event such third party fails to make such payment in such amount at such time.

(f) For purposes of this Section 6, the Company may appoint any Person to be an Agent, depositary, tender agent, paying agent or other agent to accomplish the purposes set forth herein.

(g) Withdrawal of Fundamental Change Repurchase Notice. A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the office of the Company or the Agent, as applicable in accordance with this Section 6(g) at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(A) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, which must be $1,000 or an integral multiple thereof, and

(B) the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that the notice of withdrawal must comply with the Applicable Procedures of the Depositary.

(h) Deposit of Fundamental Change Repurchase Price or Repurchase Price. The Company will deposit with the Paying Agent, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date (subject to extension in order to allow the Company to comply with applicable law), an amount of money sufficient to repurchase all of the Notes (or portions thereof) to be repurchased at the appropriate Fundamental Change Repurchase Price, as applicable. Subject to receipt of funds and/or Notes by the Company or Agent, as applicable, payment for Notes surrendered for repurchase (and, to the extent applicable, not validly withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date (provided the Holder has satisfied the conditions in Section 6) and (ii) the time of book-entry transfer of such Note to the Company, or Agent, as applicable, by the Holder thereof in the manner required by Section 6, as applicable, by making a payment by wire transfer of immediately available funds to the account of the Depositary or its nominee.

If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date, the Company or paying Agent, as applicable, holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date, or, if extended in order to allow the Company to comply with applicable law, such later date, then, with respect to the Notes that have been properly surrendered for repurchase and have not been validly withdrawn in accordance with the provisions of this Note and the Applicable Procedures of the Depositary, (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes on the Fundamental Change Repurchase Date, or, if extended in order to allow the Company to comply with applicable law, such later date (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Company or Agent, as applicable) and (iii) all other rights of the Holders of such Notes with respect to the Notes will terminate on the Fundamental Change Repurchase Date, or, if extended in order to allow the Company to comply with applicable law, such later date (other than (x) the right to receive the Fundamental Change Repurchase Price or Repurchase Price, as applicable, and (y) to the extent not included in the Fundamental Change Repurchase Price or Repurchase Price, as applicable, accrued and unpaid interest, if applicable).

(i) Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer upon a Fundamental Change pursuant to this Section 6, the Company will, if required:

(A) comply with the provisions of any tender offer rules under the Exchange Act that may then be applicable;

(B) file a Schedule TO or any other required schedule under the Exchange Act; and

(C) otherwise comply in all material respects with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes;

in each case, so as to permit the rights and obligations under this Section 6 to be exercised in the time and in the manner specified in this Section 6 subject to postponement in order to allow the Company to comply with applicable law. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Note relating to the Company’s obligations to purchase the Notes (or portions thereof) upon a Fundamental Change, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions of this Note by virtue of such conflict.

7. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if the Holder of this Note participates (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding this Note, in any of the transactions described in this Section 7, without having to convert this Note, as if the Holder held a number of shares of Common Stock equal to the then applicable Conversion Rate, multiplied by the outstanding principal amount (expressed in thousands) of this Note held by such Holder.

(a) If the Company exclusively issues shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

CR’ = CR0 x	OS’
OS0

where, CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable; CR’ = the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or Effective Date, as applicable; OS0 = the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date, as applicable, before giving effect to such dividend, distribution, share split or share combination; and; OS’ = the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination. Any adjustment made under this Section 7(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 7(a) is declared but not so paid or made or any share split or combination of the type described in this Section 7(a) is announced but the outstanding shares of Common Stock are not split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors of the Company determines in good faith not to pay such dividend or distribution or not to split or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or such split or combination had not been announced.

(b) If the Company issues to all or substantially all holders of the Common Stock any rights, options or warrants (other than pursuant to a stockholders rights plan or rights agreement) entitling them to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sales Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

CR’ = CR0 x	OS’ + X
OS0 + Y

where CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance; CR’ = the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date; OS0 = the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date; X = the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 7(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex- Dividend Date for such issuance. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of the Common Stock are not delivered after the exercise or expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased, effective as of the date the Board of Directors of the Company determines not to issue such rights, options or warrants, to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 7(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at a price per share that is less than such average of the Last Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors of the Company in good faith.

(c) If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances (including share splits) as to which an adjustment was effected pursuant to Section 7(a), Section 7(b) or Section 7(e), (ii) rights issued pursuant to any stockholders rights plan or rights agreement of the Company then in effect, (iii) dividends or distributions paid exclusively in cash as to which the provisions set forth in Section 7(d) shall apply, (iv) dividends or distributions of Reference Property in exchange for or upon conversion of the Common Stock in a Share Exchange Event, and (v) Spin-Offs as to which the provisions set forth below in this Section 7(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

CR’ = CR0 x	SP0
OS0 - FMV

Where CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution; CR’ = the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date; SP0 = the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and FMV = the fair market value (as determined by the Board of Directors in good faith) of the Distributed Property so distributed with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 7(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to pay or make such distribution, to the Conversion Rate that would then be in effect if such distribution had not been declared. If the Company issues rights, options or warrants to acquire Capital Stock or other securities that are exercisable only upon the occurrence of certain triggering events, the Company shall not adjust the conversion rate pursuant to the clauses above until the earliest of these triggering events occurs. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 of principal and accrued and unpaid interest, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for the distribution. If the Board of Directors of the Company determines in good faith the “FMV” (as defined above) of any distribution for purposes of this Section 7(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 7(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

CR’ = CR0 x	FMV0 + MP0
MP0

Where CR0 = the Conversion Rate in effect immediately prior to the end of the Valuation Period; CR’ = the Conversion Rate in effect immediately after the end of the Valuation Period; FMV = the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Prices as set forth in Section1(cc) as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first ten (10) consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and MP0 = the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The increase to the Conversion Rate under the preceding paragraph shall occur at the close of business on the last Trading Day of the Valuation Period; provided that if the relevant Conversion Date occurs during the Valuation Period, references to “10” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and the Conversion Date in determining the Conversion Rate. If any dividend or distribution that constitutes a Spin-Off is declared but not so paid or made, the Conversion Rate shall be immediately decreased, effective as of the date the Board of Directors of the Company determines in good faith not to pay or make such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or announced.

For purposes of this Section 7(c), rights, options or warrants distributed by the Company to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 7(c) (and no adjustment to the Conversion Rate under this Section 7(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 7(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Note, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 7(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 7(a), Section 7(b) and this Section 7(c), if any dividend or distribution to which this Section 7(c) is applicable also includes one or both of:

(A) a dividend or distribution of shares of Common Stock to which Section (a) is applicable (the “Clause A Distribution”); or

(B) a dividend or distribution of rights, options or warrants to which Section (b) is applicable (the “Clause B Distribution”),

then, in either case, (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 7(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 7(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 7(a) and Section 7(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date” within the meaning of Section 7(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 7(b).

(d) If the Company pays or makes any dividend or distribution which is not an Ordinary Cash Dividend (an “Extraordinary Dividend”) to all or substantially all holders of the Common Stock, the Conversion Rate shall be increased based on the following formula:

CR’ = CR0 x	SP0
SP0 - C

where, CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such Extraordinary Dividend; CR’ = the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such Extraordinary Dividend; SP0 = the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such Extraordinary Dividend; and C = the amount in cash per share the Company distributes to all or substantially all holders of the Common Stock.

Any increase pursuant to this Section 7(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such Extraordinary Dividend. If such Extraordinary Dividend is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines in good faith not to make or pay such Extraordinary Dividend, to be the Conversion Rate that would then be in effect if such Extraordinary Dividend had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 of principal of, and accrued and unpaid interest on, Notes, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such cash Extraordinary Dividend.

For purposes of this Section 7(d), “Ordinary Cash Dividends” means any cash dividend or cash distribution which, when combined on a per share basis, with the per share amounts of all other cash dividends and cash distributions paid on the Common Stock during the 365-day period ending on the date of declaration of such dividend or distribution to the extent it does not exceed $0.50 (which amount shall be adjusted to appropriately reflect any of the events referred to in other subsections of this Section 6).

(e) If the Company or any of its Subsidiaries make a payment in respect of a tender or exchange offer for the Common Stock (other than an odd lot tender offer), to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

CR’ = CR0 x	AC + (SP’ x OS)
OS0 x SP’

Where, CR0 = the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires (the date such tender offer or exchange offer expires, the “Expiration Date”); CR’ = the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date; AC = the aggregate value of all cash and any other consideration (as determined by the Board of Directors in good faith) paid or payable for shares of Common Stock purchased in such tender or exchange offer; OS0 = the number of shares of Common Stock outstanding immediately prior to the Expiration Date (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); OS’ = the number of shares of Common Stock outstanding immediately after the Expiration Date (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and SP’ = the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date. The increase to the Conversion Rate under this Section 7(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that if the relevant Conversion Date occurs during the ten (10) Trading Days immediately following, and including, the Trading Day next succeeding the Expiration Date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Expiration Date of such tender or exchange offer and the Conversion Date in determining the Conversion Rate. In addition, if the Trading Day next succeeding the date such tender or exchange offer expires is after the 10th Trading Day immediately preceding, and including, the date immediately preceding the relevant Conversion Date in respect of a conversion of Notes, references to “10” or “10th” in the preceding paragraph and this paragraph shall be deemed to be replaced, solely in respect of that conversion of Notes, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, and including, the last Trading Day immediately preceding the relevant Conversion Date.

In the event that the Company or one of its Subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company is, or such Subsidiary is, permanently prevented by applicable law from consummating any such purchases, or all such purchases are rescinded, then the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made or had been made only in respect of the purchases that have been consummated.

(f) Notwithstanding anything to the contrary in this Section 7 or any other provision of this Note, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date, and the Holder that has converted this Note on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of the shares of Common Stock as of the related Optional Conversion Date or Mandatory Conversion Date, as applicable, based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 7, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such converting Holder. Instead, the Holder shall be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g) Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of shares of the Common Stock or any securities convertible into or exchangeable for shares of the Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities. In no event will the Conversion Rate be adjusted such that the Conversion Price shall be less than the par value per share of Common Stock. Notwithstanding anything in this Section 7 to the contrary, the Company shall not be required to adjust the Conversion Rate unless the adjustment would result in an increase or decrease of at least 1.0% of the applicable Conversion Rate. However, the Company shall carry forward any adjustments that are less than 1% of the Conversion Rate, take such carried-forward adjustments into account in any subsequent adjustment, and make such carried-forward adjustments regardless of whether the aggregate amount of such adjustments is less than 1% on the Optional Conversion Date or Mandatory Conversion Date, as applicable.

(h) In addition to those adjustments required by clauses (a),(b), (c), (d) and (e) of this Section 7, and to the extent permitted by applicable law and subject to the applicable rules of the Nasdaq on which the Common Stock is listed, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors of the Company determines in good faith that such increase would be in the Company’s best interest. In addition, to the extent permitted by applicable law and subject to the applicable rules of Nasdaq, the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event. Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall deliver to the Holder a notice of the increase at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(i) Except as stated in this Note, the Company shall not adjust the Conversion Rate for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities. For illustrative purposes only and without limiting the generality of the preceding sentence, the Conversion Rate shall not be adjusted:

(A) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(B) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;

(C) upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (B) of this subsection and outstanding as of the date the Notes were first issued;

(D) upon the repurchase of any shares of Common Stock pursuant to an open market share repurchase program or other buy-back transaction, including structured or derivative transactions, that is not a tender or exchange offer of the nature described in Section 7(e);

(E) solely for a change in the par value (or lack of par value) of the Common Stock; or

(F) for accrued and unpaid interest, if any.

(j) All calculations and other determinations under this Section 6 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a share.

(k) For purposes of this Section 7, the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares of Common Stock issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(l) Whenever any provision of this Note requires the Company to calculate the Last Reported Sale Prices over a span of multiple days, the Board of Directors shall make appropriate adjustments (without duplication in respect of any adjustment made pursuant to Section 7) to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, of the event occurs, at any time during the period when the Last Reported Sale Prices are to be calculated.

8. Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.

(a) In the case of:

(A) any recapitalization, reclassification or change of the Common Stock (other than changes in par value or resulting from a subdivision or combination),

(B) any consolidation, merger, combination or similar transaction involving the Company,

(C) any sale, lease or other transfer to a third party of all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole, or

(D) any statutory share exchange,

in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Share Exchange Event”), then at and after the effective time of such Share Exchange Event, the right to convert each $1,000 of principal amount of this Note shall be changed into a right to convert such amount of principal amount of this Note into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Share Exchange Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Share Exchange Event and, prior to or at the effective time of such Share Exchange Event, the Company or the successor or acquiring Person, as the case may be, shall execute with the Holder a supplemental Note providing for such change in the right to convert each $1,000 of principal amount of this Note; provided, however, that at and after the effective time of the Share Exchange Event (I) any shares of Common Stock that the Company would have been required to deliver upon conversion of this Note in accordance with Section 4 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have been entitled to receive in such Share Exchange Event and (II) the Last Reported Sale Price shall be calculated based on the value of a unit of Reference Property.

If the Share Exchange Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property into which this Note will be convertible shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Common Stock, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. If the holders of the Common Stock receive only cash in such Share Exchange Event, then for all conversions for which the relevant Conversion Date occurs after the effective date of such Share Exchange Event (A) the consideration due upon conversion of each $1,000 of principal amount of this Note shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date, multiplied by the price paid per share of Common Stock in such Share Exchange Event and (B) the Company shall satisfy its obligation to effect a conversion of this Note by paying such cash amount to the Holder on the third Business Day immediately following the relevant Conversion Date. The Company shall notify the Holder in writing of such weighted average as soon as reasonably practicable after such determination is made.

If the Reference Property in respect of any Share Exchange Event includes, in whole or in part, shares of common equity, such supplemental Note described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Section 8 with respect to the portion of the Reference Property consisting of such common equity. If, in the case of any Share Exchange Event, the Reference Property includes shares of stock, securities or other property or assets (including any combination thereof), other than cash and/or cash equivalents, of a Person other than the Company or the successor or purchasing corporation, as the case may be, in such Share Exchange Event, then such supplemental Note shall also be executed by such other Person, if such other Person is an affiliate of the Company or the successor or acquiring company, and shall contain such additional provisions to protect the interests of the Holder of this Note as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing.

(b) None of the foregoing provisions shall affect the right of the Holder to convert this Note into shares of Common Stock, as set forth in Section 4 prior to the effective date of such Share Exchange Event.

(c) The above provisions of this Section 8 shall similarly apply to successive Share Exchange Events.

9. Optional Redemption.

(a) From time to time during the period beginning on January 31, 2023 and ending the 40th Trading Day immediately before the Maturity Date, the Company may, in its sole discretion, redeem all or a portion of this Note at a cash redemption price (the “Redemption Price”) equal to 100% of the principal amount of this Note (plus accrued and unpaid interest, if any, to, but excluding, the redemption date) (the “Optional Redemption”).

(b) In the event of an Optional Redemption, the Company shall at least fifteen (15) days prior to the Redemption Date, deliver or caused to be delivered electronically in accordance with the Applicable Procedures of the Depositary a notice of redemption (the “Redemption Notice”) to the Holder, informing it (i) that all or a portion of this Note has been called for Optional Redemption; (ii) the amount of the aggregate principal amount of the Note that the Company has elected to redeem; and (iii) the effective date on which such redemption will occur (the “Redemption Date).

(c) Notwithstanding the foregoing, the Holder shall be entitled to exercise its Optional Conversion rights with respect to all or a portion of the outstanding principal amount subject to such Optional Redemption at any time prior to 5:00 pm Eastern Time on the Business Day prior to such Redemption Date. An election by the Holder of its Optional Conversion right with respect to any such principal amount subject to such Optional Redemption shall supersede any Optional Redemption with respect to such principal amount as if the Company did not make an election to redeem such principal amount.

(d) Once the Redemption Notice is delivered, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. On and after the Redemption Date, unless the Company defaults in the payment of the Redemption Price, interest will cease to accrue on the Notes or portion thereof called for redemption and all rights of Holders with respect to such Notes or portion thereof will terminate except for the right to receive payment of the Redemption Price upon surrender for redemption. Upon surrender in accordance with the Applicable Procedures of the Depositary, such Notes or portions thereof shall be paid at the Redemption Price plus accrued and unpaid interest, if any, but not including, the Redemption Date. If less than all of the Notes are called for redemption, the Notes or portions thereof that are subject to such redemption shall be chosen in accordance with the Applicable Procedures.

(e) The Company shall be forever released from all of its obligations and liabilities under this Note with respect to the principal amount so redeemed and such principal amount of this Note shall be deemed repaid, in whole or in part, as applicable, and of no further force and effect, and the Depositary shall, make a notation on such Global Note as to the reduction in the principal amount represented thereby.

10. Additional Covenants of the Company.

(a) Reports.

(A) While this Note is outstanding, the Company shall deliver to the Holder, within 15 days after the same are required to be filed with the Securities and Exchange Commission (the “Commission”), copies of any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act (or any successor thereto)). Notwithstanding the foregoing, the Company shall in no event be required to deliver to, or otherwise provide or disclose to, any Holder any information for which the Company is requesting (assuming such request has not been denied), or has received, confidential treatment from the Commission, or any correspondence with the Commission. Any such document or report that the Company files with the Commission via the Commission’s EDGAR system (or any successor thereto) shall be deemed to be delivered to the Holder for purposes of this Section 10(a) at the time such documents are filed via the EDGAR system (or such successor).

(B) While this Note is outstanding, at any time that the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall provide to each Purchaser, the information that would have been required by clause (A) above on the same dates as would have been required by clause (A) above.

(b) Indebtedness. While this Note is outstanding, the Company shall not, and shall not permit any of its Subsidiaries, to incur Indebtedness that constitutes Senior Indebtedness in an aggregate principal amount at any time outstanding of more than $10,000,000, which amount may be increased by the amount of any fees, discounts, premiums (including reasonable tender premiums), penalties and expenses that are paid with the proceeds of Senior Indebtedness incurred in compliance with this Section 10(b) in connection with the refinancing of any other Senior Indebtedness that was incurred in compliance with this Section 10(b) (excluding for the purposes of this increase, any Subordinated Indebtedness and Indebtedness not subject to the $10,000,000 limitation as a result of the following proviso); provided that this Section 10(b) shall not apply to: (i) Indebtedness of any Person or business that is acquired by the Company or any of its Subsidiaries or merged into or consolidated with the Company or any of its Subsidiaries provided that such Indebtedness was not incurred in contemplation of such acquisition, merger or consolidation; (ii) any guarantee by the Company or any Guarantor of Indebtedness of the Company or any Guarantor so long as the incurrence of Indebtedness is permitted by this Section 10(b), and (iii) Indebtedness, the net proceeds of which, are used to refund, replace or refinance any Indebtedness permitted to be incurred pursuant to clause (i) of this Section 10(b) provided that there is no increase in the principal amount thereof (except by an amount equal to fees, discounts, premiums (including reasonable tender premiums), penalties and expenses). The Company will at all times while this Note is outstanding, cause the Outstanding Amount under this Note to be designated as “Senior Debt” (or any other defined term having a similar purpose) within the meaning of any agreements governing any Subordinated Indebtedness of the Company.

(c) Restricted Payments. While this Note is outstanding, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

(A) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Subsidiaries’ Capital Stock (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Subsidiaries’ Capital Stock in their capacity as such (other than dividends or distributions payable in Capital Stock (other than Disqualified Capital Stock) of the Company or to the Company or a Subsidiary of the Company);

(B) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Capital Stock of the Company or any direct or indirect parent of the Company;

(C) purchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is contractually subordinated in right of payment to the Notes, except (i) from the Company or a Subsidiary of the Company or (ii) the purchase, redemption, defeasance or other acquisition or retirement of any such Indebtedness made in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, redemption, defeasance or other acquisition or retirement; or

(D) make any Restricted Investment;

(all such payments and other actions set forth in clauses (A) through (D) above being collectively referred to as “Restricted Payments”).

Notwithstanding the foregoing, the preceding provisions shall not prohibit:

(i) the payment of any dividend or other distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Note;

(ii) so long as no Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of Capital Stock of the Company or any Subsidiary of the Company held by any present or former employee, director, officer or consultant (or the estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing) of the Company or any of its Subsidiaries pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement (and any successor plans and arrangements thereto) (including, for the avoidance of doubt, any principal and interest payable on any notes issued by the Company in connection with any such repurchase, retirement or other acquisition), or any stock subscription or shareholder agreement; provided that the aggregate amount of Restricted Payments made under this clause (ii) shall not exceed in any calendar year $10.0 million (with unused amounts in any fiscal year being carried over to succeeding fiscal years); provided, further that such amount in any calendar year shall be increased by an amount not to exceed (A) the cash proceeds from the sale of Capital Stock of the Company and, to the extent contributed to the Company, Capital Stock of any parent entity, in each case to current or former employees, directors or consultants of the Company, any parent entity or any of the Company’s Subsidiaries that occurs after the Issuance Date plus (B) the cash proceeds of key man life insurance policies received by the Company, its Subsidiaries and to the extent contributed to the Company, any parent entity or the Company after the Issuance Date; less (C) the amount of any Restricted Payments made in any prior calendar year pursuant to clauses (A) and (B) of this clause (ii);

(iii) the payment of any dividend or any other payment or distribution by a Subsidiary of the Company to the holders of its Capital Stock of any class on a pro rata basis to the holders of such class;

(iv) payments to holders of Capital Stock (or to the holders of Indebtedness that is convertible into or exchangeable for Capital Stock upon such conversion or exchange) in lieu of the issuance of fractional shares;

(v) repurchases of Capital Stock deemed to occur in connection with the exercise (including by cashless exercise) or vesting of stock options or similar instruments, including to the extent necessary to pay withholding or similar taxes related to such exercise or vesting of stock options or similar instruments;

(vi) Restricted Payments paid solely in Capital Stock (other than Disqualified Capital Stock) of the Company;

(vii) (a) Restricted Payments made on or about the Issuance Date in connection with the Transaction and (b) any Restricted Payments pursuant to the Repurchase Agreements in effect on the Issuance Date;

(viii) the acquisition, redemption or retirement of Capital Stock in exchange for, or out of the proceeds of the substantially concurrent issuance of, Capital Stock of the Company;

(ix) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Company, so long as:

(1) the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness being so purchased, repurchased, redeemed, defeased, acquired or retired for value, plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so purchased, repurchased, redeemed, defeased, acquired or retired and any tender premium and any costs, fees and expenses incurred in connection therewith;

(2) such new Indebtedness is subordinated to the Notes at least to the same extent as such Subordinated Indebtedness so purchased, repurchased, redeemed, defeased, acquired or retired for value;

(3) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so purchased, repurchased, redeemed, defeased, acquired or retired; and

(4) such new Indebtedness has a weighted average life to maturity equal to or greater than the remaining weighted average life to maturity of the Subordinated Indebtedness being so purchased, repurchased, redeemed, defeased, acquired or retired;

(x) repurchases or retirement for value of Capital Stock deemed to occur upon exercise of stock options or warrants if such Capital Stock represents a portion of the exercise price of such options or warrants; and

(xi) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (xi) not to exceed $5 million.

The amount of all Restricted Payments (other than cash) shall be the fair market value (determined, for purposes of this Section 10(c)) by the Company in good faith.

(d) Liens. While this Note is outstanding, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any assets or property of the Company or its Subsidiaries that secures obligations under Indebtedness, unless (i) in the case of Liens securing Subordinated Indebtedness, this Note is secured by a Lien on such assets and properties that is senior in priority to such Liens and (ii) in all other cases, this Note is equally and ratably secured by a Lien on such assets and properties.

(e) Asset Sales. The Company will not, and will not permit any of its Subsidiaries to, consummate an Asset Sale unless:

(A) the Company (or such Subsidiary, as the case may be) receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at the time of the Asset Sale at least equal to the fair market value (as determined at the time of contractually agreeing to such Asset Sale), as determined in good faith by the Company, of the assets or Common Stock issued or sold or otherwise disposed of; and

(B) at least 75% of the consideration received in the Asset Sale by the Company or such Subsidiary is in the form of cash or Cash Equivalents.

For purposes of clause (B) above, the amount of (i) any liabilities (as shown on the Company’s or the applicable Subsidiary’s most recent balance sheet or in the notes thereto or, if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Company’s consolidated balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet, as determined in good faith by the Company) of the Company or any Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets and from which the Company and all Subsidiaries have been validly released by all creditors in writing, (ii) any securities received by the Company or such Subsidiary from such transferee that are converted by the Company or Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of such Asset Sale, and (iii) any Designated Non-Cash Consideration received by the Company or any of its Subsidiaries in such Asset Sale having an aggregate fair market value (as determined in good faith by the Board of Directors of the Company), taken together with all other Designated Non-Cash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed $2.5 million (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received without giving effect to subsequent changes in value), shall be deemed to be cash for purposes of this paragraph and for no other reason.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company (or, if applicable, the Subsidiary) may apply those Net Proceeds at its option:

(1) to reduce obligations under other Indebtedness of the Company that ranks pari passu in right of payment with this Note (provided that if the Company shall so reduce obligations under Indebtedness that rank pari passu in right of payment with this Note (other than secured Indebtedness), it will equally and ratably reduce obligations under this Note by making, or causing the Company to make, an offer to purchase (in accordance with the procedures set forth below for an Asset Sale Offer (as defined below) to all Holders of this Note and any other Notes issued pursuant to the Purchase Agreement at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, on the pro rata principal amount of this Note and all other Notes issued pursuant to the Purchase Agreement), in each case, other than Indebtedness owed to the Company or an Affiliate of the Company;

(2) solely to the extent the assets disposed of in such Asset Sale were property securing Indebtedness permitted to be incurred under Section 10(b), to reduce obligations under such secured Indebtedness (and if such Indebtedness is revolving in nature, to correspondingly reduce commitments thereunder);

(3) to make (i) an investment in any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Stock and results in the Company or a Subsidiary owning an amount of the Capital Stock of such business such that such business constitutes a Subsidiary, (ii) capital expenditures, (iii) general working capital including hiring, compensating and otherwise providing for additional employees of the Company or a Subsidiary, or (iv) an investment in other non-current assets (other than Cash Equivalents, in the case of each of (i), (ii), (iii) and (iv), in each case (x) used or useful in a Permitted Business or (y) to replace the businesses, properties and/or assets that are the subject of such Asset Sale); and/or

(4) any combination of the foregoing.

provided that, in the case of clause (3) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Company, or such other Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”); provided further that if any Acceptable Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

Any Net Proceeds from an Asset Sale not applied or invested in accordance with the preceding paragraph within the time periods set forth above shall constitute “Excess Proceeds.” Pending the final application of any Net Proceeds, the Company or the applicable Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Note.

When the aggregate amount of Excess Proceeds exceeds $15 million, the Company or the applicable Subsidiary will, within twenty (20) Business Days, make an offer (an “Asset Sale Offer”) to the Holder and all holders of Indebtedness that ranks pari passu in right of payment with the Notes (including any Notes issued under the Purchase Agreement) and contains provisions similar to those set forth in this Section 10(e) with respect to offers to purchase with the proceeds of sales of assets to purchase, on a pro rata basis, the maximum principal amount of this Note and such other Indebtedness that ranks pari passu in right of payment with this Note that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the date of purchase, and will be payable in cash.

If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company or the applicable Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by this Note. If the aggregate principal amount of Notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Notes to be purchased will be selected on a pro rata basis and in accordance with the Applicable Procedures. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds hereunder will be reset at zero. To the extent Excess Proceeds exceed the outstanding aggregate principal amount of the Notes (and, if required by the terms thereof, all Indebtedness that ranks pari passu with the Notes), the Company need only make an Asset Sale Offer up to the outstanding aggregate principal amount of Notes (and any such Indebtedness that ranks pari passu with the Notes), and any additional Excess Proceeds will not be subject to this covenant and will be permitted to be used for any purpose otherwise permitted hereunder in the Company’s discretion.

Upon the expiration of the period for which the Asset Sale Offer remains open (the “Offer Period”), the Company shall cancel this Note or portions thereof that have been properly tendered to and are to be accepted by the Company in accordance with the procedures of the Depositary. On the date of purchase, the Company shall deliver payment to each tendering Holder in the amount of the purchase price in accordance with the procedures of the Depositary.

Holders electing to have a Note purchased shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to this Note as Schedule 1, duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. A Holder shall be entitled to withdraw its election if the Company receives not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered by the Holder for purchase and a statement that such Holder is withdrawing his election to have such Note purchased. If at the end of the Offer Period more Notes are tendered pursuant to an Asset Sale Offer than the Company is required to purchase, selection of such Notes for purchase shall be made by the Company, on a pro rata basis, by lot or by such other method as the Company shall deem fair and appropriate (and in such manner as complies with applicable legal requirements). Upon the purchase of an interest in this Global Note, the Company or the custodian at the direction of the Company, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby.

Notices of an Asset Sale Offer shall delivered in accordance with the applicable procedures of DTC. If any Note is to be purchased in part only, any notice of purchase that relates to such Note shall state the portion of the principal amount thereof that is to be purchased. The Asset Sale Offer shall remain open for a period of at least 20 Business Days following its commencement. If the date of purchase is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest, up to but excluding the date of purchase, shall be paid to the Person in whose name a Note is registered at the close of business on such Regular Record Date, and no additional interest shall be payable to a Holder who tender Notes pursuant to the Asset Sale Offer.

A new Note in principal amount equal to the unpurchased portion of any Note purchased in part shall be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the purchase date, unless the Company defaults in payment of the purchase price, interest shall cease to accrue on the Note or portion thereof purchased.

The Company or the applicable Subsidiary will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 10(e), the Company or the applicable Subsidiary will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 10(e) by virtue of such conflict.

(f) Transactions with Affiliates. While this Note is outstanding, the Company will not, and will not permit any of its Subsidiaries to, enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Company and its Subsidiaries or any entity that becomes a Subsidiary as a result of such transaction) involving an aggregate consideration in excess of $1.0 million unless such transaction is (i) otherwise permitted under this Note; (ii) in the ordinary course of business of the Company relevant Subsidiary of the Company or (iii) upon fair and reasonable terms no less favorable to the Company and the relevant Subsidiary of the Company, than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate; provided that the following transactions shall not be subject to this Section 10(f): (A) customary fees paid to non-officer directors of the Company; (B) employment agreements, employee benefit plans, indemnification provisions, equity incentive plans and other similar compensatory arrangements entered into by Company and its Subsidiaries with employees, consultants, officers and directors of the Company and its Subsidiaries, including reimbursement of expenses, in the ordinary course of business; (C) Restricted Payments permitted pursuant to Section 10(c) and Permitted Investments; and (iv) any agreement or payment entered into or pursuant to or in connection with the Transaction, the transactions contemplated by the Purchase Agreement or otherwise in effect on the Issuance Date and, in each case, any amendment, extension, modification thereto so long as such amendment, extension or modification is not, in the good faith judgment of the Company, disadvantageous in any material respect to the Holder, taken as a whole.

(g) Consolidation, Merger and Sale of Assets.

(A) While this Note is outstanding, subject to the provisions of clause (B) below, the Company shall not consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to another Person, unless (i) the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company) shall expressly assume all of the obligations of the Company under this Note; and (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Note.

(B) In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Company (if other than the Company) of the due and punctual payment of the principal of and accrued and unpaid interest, if any, on this Note, the due and punctual delivery and/or payment, as the case may be, of any consideration due upon conversion of this Note and the due and punctual performance of all of the covenants and conditions of this Note to be performed by the Company, such Successor Company (if not the Company) shall succeed to and, except in the case of a lease of all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole, shall be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, and the Company shall be discharged from its obligations under this Note (except in the case of a lease of all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole). In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Section 10(g) the Person named as the “Company” in this Note (or any successor that shall thereafter have become such in the manner prescribed in this Section 10(g)) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of this Note and from its obligations under this Note.

(h) Maintenance of Corporate Existence. Subject to Section 10(g) and Section 3 of the Notation of Guarantee, while the Note is outstanding, the Company and the Guarantor, shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence in accordance with its organizational documents (as the same may be amended from time to time).

(i) Insurance. While this Note is outstanding, the Company and its Subsidiaries maintain with financially sound and reputable insurance companies (as determined by the Company in good faith) insurance in such amounts and against such risks as are customarily maintained by companies in the same or similar businesses operating in the same or similar locations.

11. Events of Default.

(a) Upon the occurrence and during the continuance of any Event of Default, the Agent, with the written consent of the Requisite Holders, or the Requisite Holders may exercise any right, power or remedy granted to the Holders pursuant to the Notes or otherwise permitted by law (either by suit in equity or by action at law, or both), including, for clarity, the right of acceleration as set forth in Section 12 hereof.

(b) “Event of Default” means the occurrence of any one or more of the following:

(A) default in any payment of interest pursuant to the Notes when due and payable, and the default continues for a period of thirty (30) calendar days;

(B) default in the payment of the outstanding principal amount of the Notes when due and payable (whether on the Maturity Date, upon any required repurchase, upon declaration of acceleration or otherwise);

(C) the Company or the Guarantor defaults in its performance of its covenants contained in this Note or Section 7 (Registration Rights) of the Purchase Agreement, which default, has not been cured within thirty (30) calendar days after the Company’s receipt of written notice from the Requisite Holders specifying such default, provided that notwithstanding the foregoing, a default in the performance of the covenant contained in Section 10(a) hereof shall only be an Event of Default if such default has not been cured within sixty (60) calendar days after the Company’s receipt of written notice from the Requisite Holders specifying such default;

(D) the Company or the Guarantor files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing;

(E) an involuntary petition is filed against the Company of the Guarantor (unless such petition is dismissed or discharged within sixty (60) days) under any bankruptcy statute now or hereafter in effect or a custodian, receiver, trustee, assignee for the benefit of creditors or other similar official is appointed with respect to the Company or the Guarantor or to take possession, custody or control of any property of the Company or the Guarantor;

(F) the Company’s or the Guarantor’s Board of Directors adopts a resolution for the complete liquidation, dissolution or winding up of the Company or the Guarantor;

(G) (i) the failure by the Company or any Subsidiary to pay any Indebtedness (other than Indebtedness owing to the Company or any of its Subsidiaries) within any applicable grace period after final maturity or (ii) a default by the Company or any Subsidiary of Indebtedness that results in the acceleration of such Indebtedness by the holders thereof because of such default, in the case of each of clauses (i) and (ii), if the total amount of such Indebtedness that is unpaid or accelerated, as applicable, exceeds $5 million;

(H) the Company fails to comply with its obligations to convert the Notes in accordance with the terms of this Note upon exercise of a Holder’s Optional Conversion, and such default continues for five (5) Business Days; or

(I) the Company fails to cause the Guarantor to execute and deliver the Joinder Agreement and the Notation of Guarantee as of the Joinder Time pursuant to the Purchase Agreement.

(c) So long as any Notes are outstanding, the Company shall deliver to the Agent and the Holders within five (5) Business Days of any Officer becoming aware of a default of the Company’s or the Guarantor’s obligations under the Notes or Section 7 (Registration Rights) of the Purchase Agreement, specifying such default. In the event the Company fails to provide such notice within such five Business Day period, the cure periods contained in Section 11(b)(C) shall begin on the fifth Business Day following an Officer becoming aware of such default as if the Company received written notice from the Requisite Holders of such default on such fifth Business Day.

12. Acceleration.

(a) If an Event of Default (other than an Event of Default specified in Section 11(b)(D), 11(b)(E) or 11(b)(E)) occurs and is continuing, upon receipt by the Agent or the Company, as applicable, of written notice from the Requisite Holders, the Agent, on behalf of the Requisite Holders, or the Requisite Holders may declare the principal of and accrued but unpaid interest on the Notes to be due and payable. Upon such a declaration, such principal and accrued but unpaid interest shall be due and payable immediately. If an Event of Default specified in Section 11(b)(D), 11(b)(E) or 11(b)(E) with respect to the Company or the Guarantor occurs, the principal of and interest on the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Holders.

(b) The Holder Majority, on behalf of the Holders of the Notes, by written notice to the Company may rescind or cancel any declaration of an existing or past Default or Event of Default and its consequences if such waiver, rescission or cancellation would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto.

(c) In the event of any Event of Default arising from Section 11(b)(G), such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded, automatically and without any further action by the Holder, if prior to 20 days after such Event of Default arose, the Company delivers notice in writing to the Holder stating that (i) the Indebtedness that is the basis for such Event of Default has been discharged or (ii) that the holders thereof have rescinded or waived the acceleration, notice or action, as the case may be, giving rise to such Event of Default or (iii) the default that is the basis for such Event of Default has been cured and if such Indebtedness was accelerated, such acceleration was rescinded or waived.

13. Miscellaneous.

(a) Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

(b) Construction. Unless the context of this Note otherwise requires: (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement; (iv) the terms “Article,” “Section,” “Schedule,” “Exhibit” and “Annex” refer to the specified Article, Section, Schedule, Exhibit or Annex of or to this Agreement unless otherwise specified; (v) the word “including” means “including without limitation”; and (vi) the word “or” shall be disjunctive but not exclusive.

(c) Successors and Assigns; Third Party Beneficiaries. Except as provided in Section 10(g), the Company may not assign, by operation of law or otherwise, in whole or in part, any of its rights, interests or obligations under this Note without the prior written consent of all of the Holders.

(d) Transfers. The Holder acknowledges and agrees that this Note is being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the offer and sale of this Note has not been registered under the Securities Act or any other applicable securities laws. The Holder acknowledges and agrees that this Note may not be offered, resold, transferred, pledged or otherwise disposed of by the Holder absent an effective registration statement under the Securities Act except in compliance with any exemption therefrom. The Holder acknowledges and agrees that the Notes are subject to transfer restrictions and, as a result of these transfer restrictions, the Holder may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Notes and may be required to bear the financial risk of an investment in the Notes for an indefinite period of time. The Holder acknowledges and agrees that it, he or she has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, transfer, pledge or disposition of the Notes.

(e) Governing Law. This Note shall be governed by and construed under the laws of the State of New York applicable to agreements made and to be performed in such state.

(f) Counterparts. This Note may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(g) Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail if sent during normal business hours of the recipient, if not, then on the next business day, (ii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at Jackson St., Suite 531, Seattle, WA 98104, legal@leafly.com, yoko.miyashita@leafly.com and kimberly.boler@leafly.com, with a copy to Weil, Gotshal & Manges LLP, 201 Redwood Shores Parkway, Redwood Shores, California or kyle.krpata@weil.com, and to Purchaser at the address(es) set forth on the signature pages attached hereto or at such other address(es) as the Company or Purchaser may designate by ten (10) days’ advance written notice to the other parties hereto.

(h) Modification; Waivers.

(A) No amendment, modification or waiver of any provision of the Notes or Notation of Guarantee consent to departure therefrom shall be effective unless in writing and approved by the Company and the Holder Majority, except that, without the consent of any Holder the Company may, when authorized by the resolutions of the Board of Directors of the Company, amend this Note:

(i) to cure any ambiguity, mistake, omission, defect or inconsistency;

(ii) to provide for the assumption by a successor to the obligations of the Company under this Note;

(iii) to add to the covenants or Events of Default of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company;

(iv) to make any change that, as determined by the Board of Directors in good faith, does not materially adversely affect the rights of any Holder;

(v) provide for the appointment of an Agent to facilitate the payment of the outstanding principal amount, interest, if any, Default Interest, if any, Conversion Shares, and Redemption Price, if and when due and payable or issuable, as applicable, and/or any other administrative functions, if and when deemed desirable by the Company, with such Agent to be selected and engaged in the Company’s sole discretion;

(vi) comply with the rules of any applicable securities depositary in a manner that does not adversely affect the rights of any Holder;

(vii) increase the Conversion Rate as provided in this Note; or

(viii) to make any amendment to the provisions of the Note relating to the transfer or legending of the Notes; provided, however, that (i) compliance with such amendment would not result in Notes being transferred in violation of the Securities Act, or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.

(B) with the consent (evidenced in a manner satisfactory to the Company) of the Majority Holder, the Company, when authorized by the resolutions of the Board of Directors, at the Company’s sole expense, may from time to time and at any time enter into an amendment, modification or waiver to this Note and Notation of Guarantee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Note and Notation of Guarantee, or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder of an outstanding Note affected, no such amendment, modification or waiver shall:

(i) reduce the principal amount of Notes whose Holders must consent to an amendment;

(ii) reduce the rate of or extend the stated time for payment of interest, including any Default Interest, on any Note;

(iii) reduce the principal amount of any Notes or extend the Maturity Date of any Note;

(iv) make any change that adversely affects the conversion rights of any Notes other than as expressly permitted or required by this Note;

(v) make any Note payable in a currency, in a form, or at a place of payment, other than that stated in the Note;

(vi) change the ranking or priority of the Notes or, to the extent the Notes are not in book-entry form, the requirement to repurchase or redeem the Notes in accordance with the provisions this Note on a non pro-rata basis (provided that this provision shall not prevent the Company from effecting open market purchases on a non-pro rata basis);

(vii) make any change to this Section 13(h) that requires each Holder’s consent or any change to Section 13(c); and

(viii) except as provided in the Notation of Guarantee (as in effect on the Note Closing or as it may be amended in accordance with the terms of the Notes), release the Guarantor from the Notation of Guarantee.

(C) Holders do not need to approve the particular form of any proposed amendment. It shall be sufficient if such Holders approve the substance thereof. After any amendment becomes effective, the Company shall deliver to the Holders a notice summarizing such amendment. However, the failure to give such notice to the Holders, or any defect in the notice, will not impair or affect the validity of the amendment. Upon the execution of any amendment pursuant to the provisions of this Section 13(h), this Note and the Notation of Guarantee shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Note and the Notation of Guarantee of the Company, the Guarantor and the Holders shall thereafter be determined, exercised and enforced hereunder and thereunder subject in all respects to such modifications and amendments and all the terms and conditions of any amendment shall be and be deemed to be part of the terms and conditions of these Notes and the Notation of Guarantee for any and all purposes.

(i) Pari Passu Payments. In the event that the Notes are not in book entry form, the payment of all or any portion of the Outstanding Amount shall be pari passu in right of payment and in all other respects to the other Notes issued pursuant to the Purchase Agreement. If any Holder of a certificated Note receives payments in excess of its pro rata share of the Company’s payments to all Holders of Notes, then such Holder shall hold in trust all such excess payments for the benefit of the Holders and shall pay such amounts held in trust to such other Holders upon demand by such Holders. For the avoidance of doubt, the provisions of this Section 13(i) shall not limit the Company’s ability to effect an open market purchase of any Notes with one or more Holders on a non-pro rata basis.

(j) Payments on Non-Business Days. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

(k) Treatment of Note. To the extent permitted by GAAP and applicable federal income tax law, the Company and the Holder will treat, account and report this Note as debt and not equity for accounting and tax purposes and with respect to any returns filed with federal, state or local tax authorities.

(l) No Shareholder Rights. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a shareholder in respect of meetings of shareholders for the election of directors of the Company or any other matters or any rights whatsoever as a shareholder of the Company.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

In Witness Whereof, the Company has executed this Convertible Promissory Note as of January [●], 2022.

Company:

Merida Merger Corp. I

By:
	Name:	Peter Lee
	Title:	President

Annex A

1.	Issue, Description, Execution, Registration and Exchange of Notes

1.1 Form of Notes. This Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Note as may be required by the Company, the Agent or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

This Global Note shall represent such principal amount of the outstanding Notes as shall be specified herein and shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon. The aggregate principal amount of outstanding Notes represented hereby may from time to time be increased or reduced to reflect redemptions, repurchases, cancellations, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Company, the Agent, as applicable, or the Agent, at the direction of the Company, in such manner and upon instructions given by the Holder of such Notes in accordance with this Note. Payment of principal (including the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a Regular Record Date or other means of determining Holders eligible to receive payment is provided for herein.

1.2 Date and Denomination of Notes; Payments of Interest and Defaulted Amounts.

(a) The Notes shall be issuable in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples in excess thereof. This Global Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of such Global Note, subject to periods where interest stops accruing pursuant to Sections 4(d), 5(a), 6(a) and 9(a) of this Global Note.

(b) The Person in whose name the Global Note on registered on the Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. The principal amount of the Global Note shall be payable by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Company shall pay, or cause a Paying Agent to pay, interest by wire transfer of immediately available funds to the account of the Depositary or its nominee.

1.3 Execution and Delivery of Notes.

(a) This Global Note shall be signed in the name and on behalf of the Company by the manual, facsimile or other electronic signature of one of its officers.

(b) In case any officer of the Company who shall have signed any of the Notes shall cease to be such officer before the Notes so signed shall have been delivered, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the officers of the Company, although at the date of the execution of this Indenture any such person was not such an Officer.

1.4 Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary.

(a) So long as the Notes are eligible for book-entry settlement with the Depositary, this Global Note shall bear the legends included on this Global Note. The transfer and exchange of beneficial interests in this Global Note shall be effected through the Depositary in accordance with this Note (including the restrictions on transfer set forth herein) and the Applicable Procedures.

(b) Every Note that bears or is required under this Section 1.4(b) to bear the Restrictive Legend (together with any Conversion Shares issued upon conversion of the Notes that is required to bear the legend set forth in Section 1.4(c), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 1.4(b) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 1.4(b) and Section 1.4(c), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

This Global Note is required to bear a legend in substantially the following form (the “Restrictive Legend”) (or any similar legend, not inconsistent with this Indenture, required by the Depositary for such Global Note):

THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON THE CONVERSION HEREOF, IF ANY, MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED OR PLEDGED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE:

BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT EITHER IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF LEAFLY HOLDINGS, INC. (FORMERLY KNOWN AS MERIDA MERGER CORP. I, THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND IS EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR

(C) TO A PERSON THAT YOU REASONABLY BELIEVE TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED.

Any Note (or security issued in exchange or substitution therefor) (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon compliance with the procedures of the Depositary, be issued without a Restrictive Legend and restricted CUSIP number, it being understood that the Depositary of any Global Note may require a mandatory exchange or other process to cause such Global Note to be identified by an unrestricted CUSIP number in the facilities of such Depositary. Without limiting the generality of any other provision of this Note, the Agent will be entitled to receive an instruction letter from the Company before taking any action with respect to effecting any such mandatory exchange or other process. The Company and the Agent reserve the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that any proposed transfer of any Note is being made in compliance with the Securities Act and applicable state securities laws.

The Company shall be entitled to instruct the Agent in writing to so surrender any Global Note as to which any of the conditions set forth in clause (i) through (iii) of the first sentence of the immediately preceding paragraph have been satisfied, and, upon such instruction, the Agent shall so surrender such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the Restrictive Legend specified in this Section 1.4(b) and shall not be assigned (or deemed assigned) a restricted CUSIP number.

Notwithstanding any other provisions of this Global Note (other than the provisions set forth in this Section 1.4(b), a Global Note may not be transferred as a whole or in part except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Agent as custodian for Cede & Co.

If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days or (iii) an Event of Default with respect to the Notes has occurred and is continuing and a beneficial owner of this Note requests that its beneficial interest herein be issued as a certificated Note, the Company shall execute, and the Agent, upon receipt of an officer’s certificate and a Company Order for the authentication and delivery of a certificated Note, shall authenticate and deliver (x) in the case of clause (iii), a certificated Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), a certificated Note to each beneficial owner of this Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Note in exchange for such Global Note, and upon delivery of this Global Note to the Agent such Global Notes shall be canceled.

Certificated Notes issued in exchange for all or a part of this Global Note pursuant to this Section 1.4(b) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, or, in the case of clause (iii) of the immediately preceding paragraph, the relevant beneficial owner, shall instruct the Agent. Upon execution and authentication, the Agent shall deliver such certificated Notes to the Persons in whose names such certificated Notes are so registered.

At such time as all interests in this Global Note have been converted, canceled, repurchased or transferred, this Global Note shall be, upon receipt thereof, canceled by the Agent in accordance with standing procedures and existing instructions between the Depositary and the Agent.

Neither the Company nor any other Agent of the Company shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Neither the Company nor the Agent shall have any responsibility or liability for any act or omission of the Depositary. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to, or upon the order of, the registered Holder(s) (which shall be the Depositary or its nominee in the case of a Global Note).

The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the Applicable Procedures of the Depositary. The Agent may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(c) Any stock certificate representing Common Stock issued upon conversion of the Notes or portion thereof shall bear a legend in substantially the following form (unless such Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such Common Stock has been issued upon conversion of a Note that has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to the Trustee and any transfer Agent for the Common Stock):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF LEAFLY HOLDINGS, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL CLOSING DATE OF THE SERIES OF NOTES UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND IS EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR

(C) TO A PERSON THAT YOU REASONABLY BELIEVE TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT FOR THE COMPANY’S COMMON STOCK RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER FOR THE COMPANY TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Any such Common Stock (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer Agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 1.4(b).

(d) Any Note or Common Stock issued upon conversion or exchange of the Notes or a portion thereof that is repurchased or owned by the Company or any Affiliate of the Company (or any Person who was an Affiliate of the Company at any time during the three months immediately preceding) may not be resold by the Company or such Affiliate (or such Person, as the case may be) unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Note or Common Stock, as the case may be, no longer being a “restricted security” (as defined under Rule 144).

1.5 Cancellation of Certificated Notes Paid, Converted, Etc. The Company shall cause any Notes in certificated form surrendered for the purpose of payment at maturity, repurchase upon a Fundamental Change or Asset Sale Offer, redemption or conversion, if surrendered to any Person that the Company controls other than the Agent, to be surrendered to the Agent for cancellation of that portion of the principal of such Note being repaid, repurchased, redeemed or converted and such portion of the principal of the Note they will no longer be considered outstanding upon their payment at maturity, repurchase, redemption or conversion. All principal portions of certificated Notes delivered to the Agent or Company for cancellation shall be canceled promptly by the Agent. Except as expressly permitted by any of the provisions of this Note, no certificated Notes shall be authenticated in exchange for any Notes surrendered to the Agent or Company for cancellation. The Company or Agent shall dispose of canceled certificated Notes in accordance with its customary procedures. After such cancellation, the Company or Agent shall deliver a certificate of such cancellation to the Company, at the Company’s written request in a Company Order. If less than all of the principal amount of the certificated Note is surrendered for cancellation, a replacement certificated Note equal to the remaining outstanding principal amount shall be authenticated and delivered to the applicable Holder. [Appropriate provisions for cancellation in connection with transfers and exchanges that specify that the principal remains outstanding shall be added].

1.6 CUSIP Numbers. The Company in issuing the Notes may use CUSIP numbers (if then generally in use), and, if so, the Agent shall use CUSIP numbers in all notices issued to Holders as a convenience to such Holders; provided that the Agent shall have no liability for any defect in the CUSIP numbers as they appear on any Note, notice or elsewhere and that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Agent in writing of any change in the CUSIP numbers.

Schedule 1

Option of Holder to Elect Purchase

If you want to elect to have the Notes purchased by the Company pursuant to Section 10(e) of the Note, check the box below:

☐ Section 10(e)

If you want to elect to have only part of the Notes purchased by the Company pursuant to Section 10(e) of the Note, state the amount you elect to have purchased: $_____________

Date: __________________________________	Your Signature: ________________________
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.: _______________________________________

Signature guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

ASSIGNMENT FORM

To assign this Note, fill in the form below:  (I) or (we) assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. no.)

and irrevocably appoint ______________________________________ Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

Date: __________________________________

Your Signature: ______________________________________________________________

Signature Guarantee: __________________________________________________________

(Signature must be guaranteed)

______________________________________________________________

(Sign exactly as your name appears on the face of this Note)

The signature should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

The undersigned hereby certifies that it ☐ is / ☐ is not an Affiliate of the Company and that, to its knowledge the proposed transferee ☐ is / ☐ is not an Affiliate of the Company.

In connection with any transfer or exchange of any of the Notes evidenced by this certificate occurring prior to the date that is one year after the later of the date of the original issuance of such Notes and the last date, if any on which such notes were owned by the Company or any Affiliate of the Company, the undersigned hereby confirms that such Notes are being:

CHECK ONE BOX BELOW:

(1)	☐ acquired for the undersigned’s own account, without transfer; or

(2)	☐ transferred to the Company; or

(3)	☐ transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as emended (the “Securities Act”); or

(4)	☐ transferred pursuant to an effective registration statement under the Securities Act; or

(5)	☐ transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933 as amended.

Unless one of the boxes is checked, the Depositary or Agent will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof, provided however, that if box (3) or (5) is checked, the Company may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended, such as the exemption provided by Rule 144 under such Act.

Signature: ______________________________________________________________

Signature: ______________________________________________________________

Signature Guarantee: ______________________________________________________________

(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF BOX (1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: __________________________________

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Agent or DTC